UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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DineEquity, Inc.
(Name of Registrant as Specified In Its Charter)

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DineEquity, Inc.

April 12, 2010

Dear Fellow Shareholders:

Please join us at our Annual Meeting of Shareholders on May 18, 2010, where we will ask you to vote on the election of four Class I directors and the ratification of the selection of our independent registered public accounting firm, Ernst & Young LLP. The meeting will take place at our offices located at 450 N. Brand Boulevard, Glendale, California 91203.

In addition to the formal items of business at our Annual Meeting, we will review the major Company developments over the past year and share with you some of our plans for the future. You will have an opportunity to ask questions and express your views to the board of directors and senior management of the Company. In addition, representatives of Ernst & Young LLP are expected to be present.

Whether or not you are able to attend the Annual Meeting in person, it is important that your shares be represented. You can vote your shares using the Internet or a toll-free telephone number, or by completing and returning the enclosed proxy card by mail. Instructions on each of these voting methods are outlined in the enclosed Proxy Statement. Please vote as soon as possible. The enclosed Proxy Statement is being first sent or given to shareholders on or about April 16, 2010.

We look forward to seeing you on May 18th.

Sincerely yours,

Julia A. Stewart
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 18, 2010

To the Shareholders of DineEquity, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting" or the "Annual Meeting") of DineEquity, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices located at 450 N. Brand Boulevard, Glendale, California 91203, on Tuesday, May 18, 2010, at 9:00 a.m., Pacific Daylight Time, for the following purposes:

(1)   To elect four Class I directors;

(2)   To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010; and

(3)   To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 6, 2010, the record date for the Meeting, are entitled to notice of, and to vote at, the Meeting and any adjournment thereof. A list of such shareholders will be available for examination at the principal executive offices of the Company located at 450 N. Brand Boulevard, Glendale, California 91203, at least ten days prior to the Meeting.

To assure that your interests will be represented, whether or not you plan to attend the Meeting, please complete, sign and date the accompanying proxy card and promptly return it in the pre-addressed envelope provided, which requires no postage if mailed in the United States, or you may vote your shares using the Internet or a toll-free telephone number. Instructions for voting using the Internet or by toll-free telephone number are included on the proxy card.

All shareholders are cordially invited to attend the Meeting in person. If you attend the Meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

By Order of the Board of Directors,

Rebecca R. Tilden
Secretary

April 12, 2010
Glendale, California

Voting on Matters before the Annual Meeting

Q:    What am I voting on?

A:    There are two items that shareholders are asked to vote on at the Annual Meeting:

Proposal 1:    The election of four Class I directors.

Proposal 2:    The ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 2010.

Q:    Who is entitled to vote?

A:    Only shareholders of record at the close of business on April 6, 2010 (the "Record Date") will be entitled to receive notice of, and to vote at, the Meeting. As of the Record Date, there were outstanding 17,914,937 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 35,000 shares of Series B Convertible Preferred Stock ("Preferred Stock"). The holders of Common Stock are entitled to one vote per share and the holders of the Preferred Stock are entitled to one vote for each share of Common Stock issuable upon conversion of the Preferred Stock as of the Record Date (15.65 votes per share). Shareholders of record of the Common Stock and the Preferred Stock may vote their shares either in person or by proxy. The presence in person or by proxy of 9,231,344 shares will constitute a quorum at the Meeting.

Q:    How do I cast my vote?

A:    If you hold your shares as a registered shareholder, you can vote in person at the Annual Meeting or you can vote by mail, telephone or on the Internet. For directions to the Annual Meeting, please contact the Corporate Secretary by writing or by telephone at DineEquity, Inc., 450 N. Brand Boulevard, Glendale, CA 91203, Telephone: (818) 240-6055.

If your stock is held through a broker or bank, you will receive voting instructions from your broker or bank describing how to vote your stock. The availability of telephone or Internet voting will depend upon the bank's or broker's voting processes.

Without your instructions, your broker or bank is permitted to use its discretion and vote your shares on certain routine matters (such as Proposal 2—ratification of auditors) but is not permitted to use its discretion and vote your shares on non-routine matters (such as Proposal 1—election of directors). Prior to this year, election of directors was considered a routine matter and your broker or bank was permitted to use its discretion to vote your shares on the election of directors. Accordingly, we urge you to give your broker or bank instructions on voting your shares on Proposals 1 and 2. Shares that are not permitted to be voted by your broker or banker are called "broker non-votes".

Whichever method you use, each valid proxy received in time will be voted at the Annual Meeting by the persons named on the proxy card in accordance with your instructions. To ensure that your proxy is voted, it should be received by the close of business on May 17, 2010.

If you submit a proxy card without giving instructions, your shares will be voted as recommended by the Board of Directors.

BNY Mellon Shareowner Services has been engaged as the independent inspector of election to tabulate shareholder votes at the Meeting.

Q:    How does the Board of Directors recommend voting?

A:    The Board of Directors recommends voting FOR Howard M. Berk, Daniel J. Brestle, Caroline W. Nahas and Gilbert T. Ray to serve as Class I directors.

The Audit and Finance Committee of the Board of Directors recommends voting FOR ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm.

Q:    How will my stock be voted on other business brought up at the Annual Meeting?

A:    By signing and submitting your proxy card or voting your shares using the Internet or the toll-free telephone number, you authorize the persons named on the proxy card to use their discretion in voting on any other matter brought before the Annual Meeting. The Company does not know of any other business to be considered at the Annual Meeting.

Q:    Can I change my vote or revoke my proxy?

A:    Yes. You can change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by executing a later-voted proxy by telephone, mail or the Internet or by voting by ballot at the Meeting.

Q:    Will abstentions or broker non-votes affect the voting results?

A:    Assuming a quorum is present, directors will be elected by a plurality of the votes cast in the election of directors. Abstentions and broker non-votes will have no direct impact on the election of directions. Other matters submitted for shareholder approval will be decided by the vote of the holders of a majority of the stock represented and entitled to vote at the Meeting. Abstentions and broker non-votes will be counted and will have the same effect as "no" votes on such matters.

Q:    What is the date of distribution of this Proxy Statement and the proxies solicited hereby?

A:    We are sending this Proxy Statement and the proxies to our shareholders beginning on or about April 16, 2010.

Q:    Who will bear the costs of this proxy solicitation?

A:    The Board of Directors of the Company is soliciting your proxy for use at the Annual Meeting, and at any adjournment thereof. The Company will bear the cost of this proxy solicitation, including the reimbursement of banks and brokers for their reasonable expenses of sending out proxy materials to the beneficial owners of our Common Stock. In addition, officers of the Company may solicit proxies in person or by mail, telephone, e-mail or fax.

Where to Find More Information about DineEquity, Inc.

Documents Filed with the Securities and Exchange Commission ("SEC")

•
This Proxy Statement is accompanied by the Company's 2009 Annual Report, which includes the Company's consolidated financial statements for the fiscal year ending December 31, 2009.

•
You can obtain any of the documents that we file with the SEC (including a copy of our 2009 Annual Report on Form 10-K) by contacting us or the SEC (see below for information on contacting the SEC). To obtain documents from us, please direct requests in writing or by telephone to:

        DineEquity, Inc.
        450 N. Brand Boulevard
        Glendale, California 91203
        Phone: (818) 240-6055
        Attention: Corporate Secretary

We will send you the requested documents without charge, excluding exhibits. If you would like to request documents from us, including any documents we may subsequently file with the SEC prior to the Meeting, please do so by May 7, 2010, so that you will receive them before the Meeting. Alternatively, you may view these documents at the Investor Info section of our website at http://www.dineequity.com.

•
The Company files and furnishes annual, quarterly and current reports and other information, including proxy statements, with the SEC. You may read and copy any reports or other information that we file with or furnish to the SEC at:

        SEC's Public Reference Room
        Station Place
        100 F Street, N.E.
        Washington, DC 20549

You may also receive copies of these documents upon payment of a duplicating fee, by writing to the SEC's Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room in Washington D.C. and other locations. Our SEC filings are also available to the public on the SEC's website (www.sec.gov).

Additional Information

There are a number of other sources for additional information on DineEquity, Inc., including:

•
The DineEquity, Inc. website. Our website at http://www.dineequity.com provides ongoing information about the Company and its performance along with copies of the charters of our board committees, and our corporate governance guidelines and ethics policies. In addition, the Investor Info section of the web site includes links to the Company's filings with the SEC and recordings of recent investor conference calls with management. Please note that information contained on our website does not constitute part of this Proxy Statement.

The Company's Proxy Statement, Proxy Card and the 2009 Annual Report may be viewed online at http://bnymellon.mobular.net/bnymellon/din.

IMPORTANT NOTE:

You should rely only on the information contained in this Proxy Statement to vote on the proposals at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated April 12, 2010. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to shareholders shall not create any implication to the contrary.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the only persons who, to the knowledge of management, owned beneficially on March 15, 2010, or on such other date indicated in the accompanying footnotes, more than 5% of the outstanding shares of any class of the Company's voting securities.

Name and Address	Shares Owned		Percent of Class
Southeastern Asset Management, Inc. Longleaf Partners Small-Cap Fund, and Mr. O. Mason Hawkins Southeastern Asset Management, Inc. 6410 Poplar Avenue, Suite 900 Memphis, Tennessee 38119	3,217,500	(1)	18.1%

MSD Capital, L.P. MSD SBI, L.P 645 Fifth Avenue, 21st Floor New York, New York 10022	2,512,356	(2)	14.1%

FMR LLC Fidelity Management & Research Company Edward C. Johnson 3d 82 Devonshire Street Boston, Massachusetts 02109	1,870,602	(3)	10.5%

Keeley Asset Management Corp 401 South LaSalle Street Chicago, Illinois 60605	1,283,651	(4)	7.2%

BlackRock, Inc. 40 East 52 Street New York, New York 10022	1,271,860	(5)	7.2%

Dimensional Fund Advisor LP Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	1,036,399	(6)	5.8%

Nicholas Company, Inc. 700 North Water Street Milwaukee, Wisconsin 53202	1,022,255	(7)	5.8%

(1)
In a Schedule 13D, dated December 5, 2008, jointly filed by Southeastern Asset Management, Inc., Longleaf Partners Small-Cap Fund and Mr. O. Mason Hawkins, such persons report that, as of such date, Southeastern Asset Management, Inc. possessed sole power to vote or to direct the vote with respect to 127,000 of these shares, shared power to vote or to direct the vote with respect to 2,978,100 of these shares and no power to vote or direct the vote with respect to 112,400 of these shares, sole power to dispose or direct the disposition of 239,400 of these shares and shared power to dispose or direct the disposition of 2,978,100 of these shares; Longleaf Partners Small-Cap Fund possessed shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of 2,978,100 of these shares; and Mr. Hawkins possessed no power to vote or to direct the vote and no power to dispose or to direct the disposition of any of these shares.

(2)
In a Schedule 13D dated September 19, 2008, MSD Capital, L.P. and MSD SBI, L.P. jointly reported that, as of September 18, 2008, they possessed shared power to vote or direct the vote and shared power to dispose or direct the disposition of these shares.

(3)
In Amendment No. 3 to Schedule 13G dated February 12, 2010, FMR LLC, Fidelity Management & Research Company and Edward C. Johnson 3d jointly reported as follows: as of December 31, 2009, FMR LLC and Edward C. Johnson 3d possess sole power to dispose of 1,770,102 shares and FMR LLC has the sole power to vote and to dispose of 100,500 shares. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 1,770,102 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the "Fidelity Funds"). Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Fidelity Funds' boards of Trustees.

(4)
In Amendment No. 2 to Schedule 13G dated February 5, 2010, Keeley Asset Management Corp., Keeley Small Cap Value Fund, and John L. Keeley, Jr. jointly reported that, as of December 31, 2009, Keeley Asset Management Corp. possessed the power to vote or direct the vote with respect to 1,254,311 shares and no power to vote or direct the vote with respect to the remainder of these shares, and sole power to dispose or to direct the disposition of all 1,283,651 shares; Keeley Small Cap Value Funds possessed no power to vote or direct the vote and no power to dispose or to direct the disposition of any of these shares; and John L. Keeley, Jr. possessed no power to vote or direct the vote and no power to dispose or to direct the disposition of any of these shares.

(5)
In an Amendment to Schedule 13G dated January 20, 2010, BlackRock, Inc. ("BlackRock") amended the most recent Schedule 13G filing made by BlackRock and the most recent Schedule 13G filing, if any, made by Barclays Global Investors, NA and certain of its affiliates (the "BGI Entities") and reported as follows: on December 1, 2009, BlackRock completed its acquisition of the BGI Entities from Barclays Bank PLC. As a result, BGI and certain of its affiliates are now included as subsidiaries of BlackRock for purposes of Schedule 13G filings. As of December 31, 2009, BlackRock possessed sole power to vote or direct the vote and sole power to dispose or to direct the disposition of all these shares.

(6)
In a Schedule 13G dated February 10, 2010, Dimensional Fund Advisors LP ("Dimensional") reported as follows: Dimensional possessed sole dispositive power with respect to all of these shares and sole voting power with respect to 1,008,379 shares. Dimensional, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the "Funds"). In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(7)
In a Schedule 13G dated February 11, 2010, Nicholas Company, Inc., Nicholas Fund, Inc. and Albert O. Nicholas reported as follows: Nicholas Company Inc. has the sole power to dispose of these shares as the investment adviser to Nicholas Fund, Inc. Nicholas Fund, Inc. has the sole power to vote these shares. Albert O. Nicholas is the Chief Executive Officer, Chairman, Director and majority shareholder of Nicholas Company, Inc. in which capacity he exercised dispositive power over the securities reported on the Schedule 13G by Nicholas Company, Inc. Mr. Nicholas disclaims beneficial ownership of all the securities reported in the Schedule 13G by Nicholas Company, Inc.

The following table sets forth as of March 15, 2010 the beneficial ownership of the Company's Common Stock, including shares as to which a right to acquire ownership exists within the meaning of Rule 13-d3(d)(1) under the Securities Exchange Act of 1934, as amended, within 60 days of March 15, 2010, of each director, each nominee for election as director, each named executive officer ("NEO"), as such term is used in the Compensation Discussion and Analysis beginning on page 18 below, and all directors and executive officers of the Company, as a group.

Name and Address*(1)	Shares Owned(2)(3)		Percent of Class
Howard M. Berk	10,000	(4)	*
Daniel J. Brestle	5,000		*
H. Frederick Christie	51,200	(5)	*
Richard J. Dahl	48,700	(6)	*
Frank Edelstein	42,866		*
Michael S. Gordon	78,200	(7)	*
Larry Alan Kay	51,344	(8)	*
Caroline W. Nahas	41,200		*
Gilbert T. Ray	19,200		*
Patrick W. Rose	56,100		*
Julia A. Stewart	410,092	(9)	2.3%
John F. Tierney	36,984		*
Michael J. Archer	67,311		*
Jean M. Birch	32,311		*
Richard C. Celio	64,061		*
Greggory Kalvin	20,198		*
All directors and executive officers as a group (17 persons)	1,072,311		6.0%

*
Represents less than 1% of the outstanding Common Stock.

(1)
The address for each of the directors and NEOs is:

DineEquity, Inc.
450 N. Brand Boulevard
Glendale, California 91203

(2)
Applicable percentage of ownership is based upon 17,765,598 shares of Common Stock outstanding as of March 15, 2010, and the relevant number of shares of Common Stock issuable upon exercise of stock options or other awards which are exercisable or have vested or will be exercisable or will vest within 60 days of March 15, 2010.

(3)
Share amounts for each of the directors, each nominee for election as director, each NEO and for all directors and executive officers as a group include shares subject to options that are exercisable within 60 days of March 15, 2010, as follows:

Name	Shares
Howard M. Berk	—
Daniel J. Brestle	—
H. Frederick Christie	22,500
Richard J. Dahl	12,500
Frank Edelstein	14,166
Michael S. Gordon	22,500
Larry Alan Kay	15,000
Caroline W. Nahas	17,500
Gilbert T. Ray	2,000
Patrick W. Rose	22,500
Julia A. Stewart	252,000
John F. Tierney	11,667
Michael J. Archer	—
Jean M. Birch	—
Richard C. Celio	36,667
Greggory Kalvin	6,667
All directors and executive officers as a group (17 persons)	459,001
(4)
The amount for Mr. Berk does not include 2,512,356 shares of the Company's Common Stock owned by MSD SBI, L.P. MSD Capital, L.P. is the general partner of MSD SBI, L.P. and may be deemed to beneficially own securities owned by MSD SBI, L.P. Mr. Berk is a partner of MSD Capital, L.P. and may be deemed to beneficially own securities owned by MSD Capital, L.P. Mr. Berk disclaims beneficial ownership of the shares owned by MSD SBI, L.P. and MSD Capital, L.P.

(5)
Includes 2,000 shares of Common Stock held by the Keogh Plan Trust and 4,000 shares of Common Stock held by the Christie Family Trust.

(6)
Includes 22,200 shares of Common Stock held by the Richard J. Dahl Revocable Living Trust dated 01/20/1995 of which Mr. Dahl serves as Trustee.

(7)
Includes 41,700 shares of Common Stock held by the Mikel Gordon Trust DTD 1/29/1988 for which Mr. Gordon serves as Trustee.

(8)
Includes 12,644 shares of Common Stock held by the IRA Trustee for the benefit of Mr. Kay.

(9)
Includes 66,010 shares of Common Stock held by the Julia Stewart Trust of which Ms. Stewart is sole Trustee and sole beneficiary and 563 shares of Common Stock held in the DineEquity, Inc. 401(k) Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company's directors and executive officers and the beneficial holders of more than 10% of the Common Stock are required to file reports with the SEC of changes in their ownership of Company stock. Based on its review of such reports and other information furnished by the directors and executive officers, the Company believes that all such filing requirements were met during 2009, except that Ms. Stewart reported four transactions late and Mr. Celio reported one transaction late.

Proposal 1. Election of Four Class I Directors

The Board of Directors of the Company is divided into three classes of directors. Class I directors currently serve until the Annual Meeting in 2010, Class II directors serve until the Annual Meeting in 2011 and Class III directors serve until the Annual Meeting in 2012 (in each case, until their respective successors are duly elected and qualified). At the Meeting, four Class I directors will be elected for three-year terms. Shares represented by the enclosed Proxy, if returned duly executed, or voted via the Internet or telephone, and unless instructions to the contrary are indicated thereon, will be voted for the nominees listed below.

The Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, has designated the four nominees listed below for election as Class I directors of the Company for terms expiring in 2013. Your Proxy will be voted as specified thereon or, if no instructions are given, for the Board's nominees; however, the persons designated to vote Proxies reserve full discretion to vote the shares represented by the Proxies for the election of the remaining nominees and any substitute nominee or nominees designated by the Board of Directors in the event the nominee who would otherwise receive the votes is unavailable or unable to serve as a candidate for election as a director. The Board of Directors has no reason to believe that any of the nominees will be unavailable or unable to serve if elected.

Frank Edelstein, who has served on the Company's Board of Directors since 1987, will retire from the Board upon the conclusion of the Annual Meeting in accordance with the Board retirement policy. Following the Annual Meeting, the number of directors will be ten.

The Board of Directors believes that each of the nominees and the continuing directors is well qualified to serve on the Board, and each of the nominees brings his or her particular business, industry and financial experience and expertise to the Board. The Board believes that the backgrounds and qualifications of all of the directors, considered as a group, provide a complementary blend of experience, knowledge and abilities.

Information Concerning Nominees and Members of the Board of Directors

Nominees—Terms to Expire 2010 (Class I)

Howard M. Berk (age 45). Mr. Berk has served on the Company's Board of Directors since February 2009. Since 2002, Mr. Berk has been a Partner at MSD Capital, L.P., a private investment firm. From 1998 to 2002, Mr. Berk was Managing Director of TG Capital Corp., an investment group that manages the capital of a single family and acquires and invests in both public and private companies. From 1995 to 1998, Mr. Berk was with The Stenbeck Group, acquiring and managing businesses in multiple countries. Prior to that, he was with Goldman, Sachs & Co., where he worked in the Principal Investment area as well as the Mergers and Acquisitions department. Mr. Berk's qualifications to sit on our Board include his experience in dealing with public company boards of directors from a public investor perspective and his experience in finance and managing and investing private capital.

Daniel J. Brestle (age 64). Mr. Brestle has served on the Company's Board of Directors since July 2009. Mr. Brestle most recently served as Vice Chairman and President of Estee Lauder Companies Inc. North America, a position he retired from in June 2009 after spending more than 30 years in leadership positions within the Lauder organization and its family of brands. During his tenure, he held numerous positions including Chief Operating Officer and Group President of Lauder's high growth specialty brands. Prior to these positions, he was President of the Estee Lauder, Clinique and Prescriptives brands. Prior to Estee Lauder, Mr. Brestle held various positions of increasing responsibility in distribution, manufacturing and operations at Johnson & Johnson and served in the United States Air Force. Mr. Brestle has served on the board of Airborne Inc. since October 2009 and served on the board of Abercrombie & Fitch from 2005 to 2007. Mr. Brestle's qualifications to sit on our Board include his experience in senior management at a multi-national consumer products public company, including experience in operations, manufacturing, marketing and brand-building, and his experience on the boards of directors of public companies.

Caroline W. Nahas (age 61). Ms. Nahas has served on the Company's Board of Directors since 1992. She has held the position of Managing Director, Southern California, of Korn/Ferry International or similar positions since May 1998. She served as a member of the Executive Committee of Korn/Ferry International from December 1995 until August 1998. Ms. Nahas serves as a director of Whittier Holdings, Inc., UCLA Anderson School of Management-Board of Visitors and United Way of Greater Los Angeles. She previously served as a director of the Los Angeles Chamber of Commerce and Town Hall Los Angeles. Ms. Nahas' qualifications to sit on our Board include her experience in a senior executive position with a professional services firm, her expertise in executive recruiting, human resources and compensation matters and other for profit and not for profit board experience.

Gilbert T. Ray (age 65). Mr. Ray has served on the Company's Board of Directors since 2004. He is a retired partner of O'Melveny & Myers LLP. Mr. Ray currently is a member of the boards of Advanced Auto Parts, Inc., DiamondRock Hospitality Company, Seasons Series Fund and SunAmerica Series Trust, Towers Watson & Company (including its predecessor, Watson Wyatt Worldwide), Sierra Monolithics, Inc., Automobile Club of Southern California, St. John's Health Center Foundation and The John Randolph Haynes and Dora Haynes Foundation. Mr. Ray's qualifications to sit on our Board include his experience as a corporate lawyer and counselor and experience in compensation and corporate governance issues as a result of his service on the boards of directors of public and private companies and non-profit organizations.

Continuing Directors—Terms to Expire 2011 (Class II)

Michael S. Gordon (age 74). Mr. Gordon has served on the Company's Board of Directors since 1987. In April 2006, he assumed the position of Vice Chairman of First Q Capital LLC. He served as Chairman of StoneCreek Capital, Inc. (formerly The Gordon+Morris Group, Inc.) from January 2002 through March 2006. He served on the board of BSSI, Inc. from September 2004 until October 2007. Mr. Gordon is a member of the boards, and has served as Chairman of the boards, of the Orange County Performing Arts Center and the Pacific Symphony and is a member of the board of the Community Foundation of the Jewish Federation of Orange County. Mr. Gordon's qualifications to sit on our Board include his experience in corporate finance, private equity and investment management and his experience on the boards of directors of private companies and non-profit organizations.

Larry Alan Kay (age 63). Mr. Kay has served on the Company's Board of Directors since 1987. Mr. Kay served as the Board's Lead Director from May 2006 through December 2009. He served as Chairman of the Board from January 2003 until May 2006. From 1978 through 1993, Mr. Kay was employed by the Company in a variety of capacities, including General Counsel and Executive Vice President—Administration, from 1987 through 1993. Mr. Kay has served as Chief Executive Officer and Managing Member of BSG Technologies, LLC since 2008. Mr. Kay was a private consultant and investor from 1994 until 2008. He served as Publisher of Fi: The Magazine of Music & Sound, and President and Chief Executive Officer of Fi, L.L.C. from October 1995 until May 1998. He serves as director of Design Center Solutions, Inc. dba Bridgeway Media Group and is an honorary board member of the New Century Chamber Orchestra. Mr. Kay's qualifications to sit on our Board include his experience as the Company's Chairman and Lead Director, his experience as a consultant and private investor, his prior experience in senior management of the Company and his service on the boards of directors of private companies and non-profit organizations.

Julia A. Stewart (age 54). Ms. Stewart serves as Chairman and Chief Executive Officer of DineEquity, Inc. She has served on the Company's Board of Directors since December 2001 and became Chairman in May 2006. She has served as the Company's Chief Executive Officer and President since May 2002 and had served as the Company's President and Chief Operating Officer from December 2001 until May 2002. Ms. Stewart served as President, Domestic Division, of

Applebee's International, Inc. from October 1998 to August 2001. Ms. Stewart has served on the Board of Directors of Avery Dennison Corporation since January 2003. She is a board member of the non-profit boards of UCLA Anderson School of Management-Board of Visitors, the Children's Bureau and the California Science Center Foundation. Ms. Stewart's qualifications to sit on our Board include her experience as the Company's Chairman and Chief Executive Officer, her extensive experience in the restaurant industry and her experience on the boards of directors of a public company and non-profit organizations.

Continuing Directors—Terms to Expire 2012 (Class III)

H. Frederick Christie (age 76). Mr. Christie has served on the Company's Board of Directors since 1992. He is an independent consultant and has served on the Boards of Directors of Ducommun, Incorporated since 1985, Southwest Water Co. since 1995 and AECOM Technology Corp since 1990. Beginning in 1972, he has served as a director or trustee of various mutual funds operated by Capital Research and Management Company. Mr. Christie also served as a director of Valero L.P. from 2002 until 2005. From 1987 to 1990, he served as President and Chief Executive Officer of The Mission Group. He is Chairman Emeritus of the Natural History Museum of Los Angeles County and Vice Chairman of the Chadwick School. Mr. Christie's qualifications to sit on our Board include his experience in senior management of public companies, including service as chairman, chief executive officer, president, chief operating officer and chief financial officer, and experience on the boards of directors of public companies and non-profit organizations.

Richard J. Dahl (age 58). Mr. Dahl currently serves as the Company's Lead Director, a position he has held since January 2010. He has served on the Company's Board of Directors since February 2004. He has served as Chairman of the Board of International Rectifier Corporation since May 2008. Previously Mr. Dahl served on the Board of Directors and as President and Chief Operating Officer of Dole Food Company, Inc. from July 2004 through July 2007. He had previously served as Vice President, then Senior Vice President and Chief Financial Officer, of Dole Food Company, Inc. during the period July 2002 through July 2004. He served on the board of directors and was President and Chief Operating Officer of Bank of Hawaii Corporation from 1994 until 2002. He is a member of the boards of directors of International Rectifier Corporation, Idacorp, Inc. and its principal subsidiary, Idaho Power Company, and Pacific Health Research Institute. Mr. Dahl's qualifications to sit on our Board include his experience in senior management of public companies, including service as chairman, president, chief operating officer and chief financial officer, his experience on the board of directors of public companies, including service as chairman of the audit committees of two public companies, including DineEquity, Inc., and his experience as a certified public accountant.

Patrick W. Rose (age 68). Mr. Rose has served on the Company's Board of Directors since 1992. He is a private investor. Mr. Rose served as Chairman of the Board, President and Chief Executive Officer of Bumble Bee Seafoods, Inc. from June 1985 to August 1988. He served as Chairman of the Board, President and Chief Executive Officer of Van Camp Seafood, Inc., from March 1992 to August 1997. He served on the board of directors of Birds Eye Foods, Inc. from 2003 until December 2009 and has served as United States Commissioner to the Inter-American Tropical Tuna Commission since 2003. Mr. Rose has also served as Chairman of the Board of Chart House Enterprises, Inc. Mr. Rose's qualifications to sit on our Board include his experience in senior management of private companies, including service as chairman, chief executive officer, president and chief operating officer, his experience in marketing and his experience on the boards of directors of private companies.

Board of Directors and Corporate Governance

Corporate Governance Guidelines.    The Company has adopted corporate governance guidelines which can be found in the Corporate Governance section of our website, http://www.dineequity.com. In addition, printed copies of the Company's corporate governance guidelines are available at no charge upon request from the Corporate Secretary, DineEquity, Inc., 450 N. Brand Boulevard, Glendale, CA 91203, (818) 240-6055.

Director Attendance at Annual Meetings.    All directors are expected to attend the Company's Annual Meeting. All of the directors attended the Company's 2009 Annual Meeting.

Director Independence.    The NYSE rules require listed companies to have a board of directors with at least a majority of independent directors. The Company's board of directors has had a majority of independent directors since it went public in 1991.

Under the NYSE rules, a director qualifies as "independent" upon the Board affirmatively determining that he or she has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a material relationship with the Company). Based upon a review of the directors' backgrounds and business activities, the Board has determined that directors Howard M. Berk, Daniel J. Brestle, H. Frederick Christie, Richard J. Dahl, Frank Edelstein, Michael S. Gordon, Larry Alan Kay, Caroline W. Nahas, Gilbert T. Ray, and Patrick W. Rose have no other material relationship with the Company and therefore that they qualify as independent. In making its determination, the Board considered Mr. Berk's position as a partner of MSD Capital, L.P. and the fact that MSD Capital, L.P. may be deemed to beneficially own 2,512,356 shares of the Company's Common Stock. The Company's Chief Executive Officer, Julia A. Stewart, does not qualify as an independent director.

Both the Sarbanes-Oxley Act of 2002 (the "Sarbanes Act") and the NYSE rules require the Board to have an audit committee comprised solely of independent directors, and the NYSE rules also require the Board to have a compensation committee and a nominating and corporate governance committee, each of which is comprised solely of independent directors. The Company is in compliance with these requirements.

Under the Sarbanes Act, members of an audit committee must have no affiliation with the Company, other than their Board seat, and receive no compensation from the Company except for service as a director and committee member. Every member of the Board's Audit and Finance Committee meets this independence standard.

The charters of all three of the Company's Board Committees can be found in the Corporate Governance section of our website, http://www.dineequity.com, and are also available at no charge upon written request to the Corporate Secretary, DineEquity, Inc., 450 N. Brand Boulevard, Glendale, CA 91203.

Audit Committee Financial Experts.    Rules promulgated by the SEC under the Sarbanes Act require the Company to disclose annually whether the audit committee has one or more "audit committee financial experts," as defined by the SEC. The Board has determined that Mr. Dahl qualifies as an audit committee financial expert and is independent, as defined in the NYSE rules.

Code of Ethics for Chief Executive and Senior Financial Officers.    The Board has adopted a code of ethics that applies to the Company's principal executive officer, principal financial officer and principal accounting officer, as required by the SEC. The Code of Ethics for the Chief Executive Officer and Senior Financial Officers can be found in the Corporate Governance section of our website, http://www.dineequity.com, and is also available at no charge upon written request to the Corporate Secretary, DineEquity, Inc., 450 N. Brand Boulevard, Glendale, CA 91203.

Non-Management Directors.    The NYSE rules require that the non-management directors of a listed company meet regularly in executive sessions. The Company's non-management directors meet separately at each regular meeting of the Board and most committee meetings. The Lead Director, Richard J. Dahl, is not a member of management and presides during executive sessions of the Board.

Interested parties may express their concerns to the Company's non-management directors by contacting the Chairman of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, DineEquity, Inc., 450 N. Brand Boulevard, Glendale, California 91203. Interested parties may also submit their communications electronically to directors@dinequity.com. The Corporate Secretary will forward all such communication to the director(s) indicated to receive the communication, or if no recipient is indicated, to the Lead Director.

Board Leadership Structure.    The business and affairs of the Company are managed under the direction of the Board of Directors. Generally, it is management's responsibility to formalize, propose and implement strategic choices and the Board's role to approve strategic direction and evaluate strategic results, including both the performance of the Company and the performance of the Chief Executive Officer. The Board believes that the combined role of Chairman and Chief Executive Officer promotes the execution of the strategic responsibilities of Board and management because the Chief Executive Officer is the director most familiar with the Company's business and industry and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.

Ms. Stewart has served as both the Chairman and Chief Executive Officer of the Company since May 2006. Because the Chairman is a member of management, the Board considers it useful and appropriate to designate a Lead Director to coordinate the activities of the independent directors. The presence of a Lead Director provides additional assurance as to the independence of the Board's oversight of management. Richard J. Dahl has served as the Lead Director since January 2010. Before Mr. Dahl, Larry Alan Kay served as Lead Director beginning in May 2006. The Board has adopted specific responsibilities of the Lead Director, which include:

  •
  presiding over executive sessions of the independent directors;

  •
  coordinating and developing the agenda for executive sessions of the independent directors;

  •
  assuming the lead role on behalf of the independent directors to communicate to the Chairman any feedback from executive session;

  •
  serving as principal liaison between the independent directors and the Chairman on Board issues;

  •
  calling meetings of the independent directors;

  •
  coordinating with the Chairman the schedule of Board meetings and the agenda, time allocation and quality, quantity, appropriateness and timeliness of information provided for each Board meeting;

  •
  recommending, after consulting with the Chairman wherever appropriate, the retention of outside advisors and consultants who report directly to the Board on Board issues; and

  •
  serving as interim Chairman in the event of a vacancy in that position.

The Board believes that the combined role of Chairman and Chief Executive Officer together with an independent Lead Director having the responsibilities outlined above provides the appropriate balance between strategy development and independent oversight of senior management.

The Board's Role in Risk Oversight.    The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company's risks. The Board regularly reviews information regarding the Company's strategic, financial and operational risks. The Company's Compensation Committee oversees the management of risks relating to the Company's compensation policies and practices. The Audit and Finance Committee oversees the management of risks associated with accounting, auditing, financial reporting and internal controls over financial reporting. The Audit and Finance Committee also assists the Board in its oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the qualifications and independence of the Company's auditors and the performance of the Company's independent auditors and the Company's internal audit function. The Audit and Finance Committee is responsible for reviewing and discussing the guidelines and policies governing the process by which senior management and the internal auditing department assess and manage the Company's exposure to risk, as well as the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures. The Nominating and Corporate Governance Committee oversees risks associated with the independence of the Board of Directors. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Communications with the Board.    Shareholders may communicate with the Board of Directors, care of the Corporate Secretary, DineEquity, Inc., 450 N. Brand Boulevard, Glendale, California 91203. Shareholders may also submit their communications electronically to directors@dinequity.com. The Corporate Secretary will forward all such communication to the director(s) indicated to receive the communication, or if no recipient is indicated, to the Lead Director.

Senior Management Evaluation.    In consultation with the other independent directors, the Chairmen of the Compensation Committee and the Nominating and Corporate Governance Committee annually evaluate the performance of the Company's CEO.

Corporate Ethics Hotline.    The Company maintains an ethics hotline, to allow any employee to express a concern or lodge a complaint, confidentially and anonymously, about any potential violation of the Company's Code of Conduct that is of concern.

Board Retirement Policy.    In 2004, the Board resolved that effective with the 2005 Annual Meeting, no person may stand for election to serve as a member of the Company's Board of Directors if he or she shall have reached his or her 76th birthday. Under special circumstances, upon the recommendation of the Nominating and Corporate Governance Committee, and upon the consent and approval of a majority of the Board, a person who has reached his or her 76th birthday may be permitted to stand for election and serve on the Board.

Certain Relationships and Related Transactions

The Board has adopted a Global Code of Conduct for officers and employees and a Code of Conduct for non-employee directors. The Company's Global Code of Conduct provides that executive officers who encounter a potential or actual conflict of interest must fully disclose all facts and circumstances to the Company's General Counsel, who will inform and seek a determination from the Audit and Finance Committee of the Board of Directors as to whether a conflict exists and the appropriate disposition of the matter. The Company's Code of Conduct for Non-Employee Directors provides that any director who becomes aware of any situation that involves, or reasonably may appear to involve, a conflict of interest with the Company must promptly bring it to the attention of the Company's General Counsel or the Chairman of the Audit and Finance Committee of the Board of Directors. Waivers of the Global Code of Conduct for executive officers may be made only by the Board of Directors. Waivers of the Code of Conduct for Non-Employee Directors may be made only by the disinterested directors of the Board of Directors or the Audit and Finance Committee of the Board of Directors, and any such waiver shall be promptly disclosed to shareholders. The Board of Directors and the Audit and Finance Committee review whether such waivers are in the best interests of the Company and our shareholders, taking into account all relevant factors. There were no waivers of the Global Code of Conduct for executive officers or the Code of Conduct for Non-Employee Directors in 2009. The Company's Global Code of Conduct and Code of Conduct for Non-Employee Directors can be found in the Corporate Governance section of our website, http://www.dineequity.com and are also available at no charge upon written request to the Corporate Secretary, DineEquity, Inc., 450 N. Brand Boulevard, Glendale, CA 91203.

The Global Code of Conduct provides that a conflict of interest occurs when an executive officer's personal interests (or those of a family member) interfere, or even appear to interfere, with the best interests of the Company. Such Code also provides that conflicts of interest may include, for example:

  •
  A personal relationship with any individual doing business with the Company, where favoritism or preferential treatment either occurs or is perceived to occur.

  •
  A personal interest in a competitor, vendor or franchisee of the Company.

  •
  The acquisition of a personal or family interest in property or a business where, reasonably, a person should know the Company has, or might have, an interest.

  •
  An outside interest, activity or job that affects job performance, such as one that requires a significant amount of time and interest diverted from a person's responsibilities to the Company or that utilizes the skills, know-how or resources that a person acquired and/or uses at the Company.

  •
  The receipt of an improper payment or personal benefit as a result of employment with the Company.

  •
  The taking of personal advantage of a business or investment opportunity through use of Company property, a person's position with the Company, or non-public information obtained through employment with the Company.

The Code of Conduct for Non-Employee Directors provides that a conflict situation can arise when a director takes actions or has interests, such as employment by, or ownership interest in, a competitor, supplier or franchisee of the Company, that may make it difficult to perform his or her obligations to the company objectively and effectively. Such Code also provides that conflicts of interest also arise when a director, or member of his or her immediate family, receives improper personal benefits as a result of his or her position in the Company or competes with the Company, directly or indirectly, in the purchase, sale or ownership of property or services or investment opportunities.

Neither the Global Code of Conduct nor the Code of Conduct for Non-Employee Directors addresses the conduct of nominees (or members of their immediate family) for directors (who are not already board members) or the beneficial owner (including any immediate family member) of more than five percent of the Company's voting securities. The charter of the Nominating Committee of the Board provides that it will consider conflicts of interest in evaluating potential Board candidates. As a matter of practice, the Board of Directors or the Audit and Finance Committee of the Board would be called upon to review any transaction involving such security holders (or members of their immediate family) that would be required to be disclosed by the applicable rules of the SEC.

Board Meetings and Attendance

Board Meetings (including telephonic meetings) in 2009: 6 meetings.

Board Committees: Three standing committees: Audit and Finance, Compensation, and Nominating and Corporate Governance. See "Board Committees and their Functions" for descriptions of the principal functions of the committees and their members.

Total Committee Meetings in 2009: 26 meetings.

2009 Attendance: Each director attended 75% or more of the total number of meetings held by the Board and all Committees on which he or she served.

Board Committees and their Functions

Name of Committee and Membership	Principal Functions of the Committee		Meetings in 2009

Audit and Finance Committee Richard J. Dahl, Chairman Michael S. Gordon Larry Alan Kay	•	Responsible for the appointment, compensation, retention
and oversight of the work of any registered public
accounting firm engaged for the purpose of preparing or
issuing an audit report or performing other audit, review or attest services for the Company or its subsidiaries and
		affiliates.	12 Meetings
•	Reviews with management and the independent auditors
the Company's quarterly and annual financial statements
and other financial disclosures, the adequacy of internal
controls and major issues regarding accounting principles
and practices, including any changes resulting from
amendments to SEC or Financial Accounting Standards
Board ("FASB") rules.
	•	Meets at each regular meeting with the Company's director of internal audit and the independent auditors in separate executive sessions.
	•	Reviews the performance of the Company's independent auditors.
	•	Prepares a report to shareholders included in the Company's proxy statement for its annual meeting of shareholders.
•	Reviews and provides guidance to the Board and
management about dividend policy; sales, issuance or
repurchases of Company Stock; policies and guidelines on
investment of cash; policies and guidelines on short and
long-term financing; debt/equity ratios, fixed charge ratios, working capital, other debt covenant ratios; and other
transactions or financial issues that management desires to
have reviewed by the Committee from time to time.

Compensation Committee Frank Edelstein, Chairman Daniel J. Brestle Caroline W. Nahas	•	Oversees the Company's compensation and employee benefit plans and practices, including its executive compensation plans and its incentive-compensation and equity-based plans.	10 Meetings
Patrick W. Rose	•	Reviews at least annually the goals and objectives of the
Company's executive compensation plans, and amends, or
recommends that the Board amend, these goals and
objectives if the Compensation Committee deems it
appropriate.
•	Evaluates annually the performance of the CEO and other
executive officers in light of the goals and objectives of the
Company's executive compensation plans, and either as a
committee or, together with the other independent
directors, determines and approves the CEO's
compensation based on this evaluation and makes
recommendations to the Board with respect to the
compensation of the other executive officers.
	•	Evaluates annually the appropriate level of compensation for Board and committee service by non-employee members of the Board.
	•	Prepares a report on executive compensation to be included in the Company's proxy statement for its annual meeting of shareholders or its annual report on Form 10-K.

Name of Committee and Membership	Principal Functions of the Committee		Meetings in 2009

Nominating and Corporate Governance Committee H. Frederick Christie,	•	Identifies and recommends to the Board individuals qualified to serve as directors of the Company and on committees of the Board.	4 Meetings
Chairman Michael S. Gordon	•	Advises the Board with respect to the Board composition, procedures and committees.
Gilbert T. Ray Patrick W. Rose	•	Develops and recommends to the Board a set of corporate governance principles applicable to the Company.
	•	Oversees the evaluation of the Board and the Company's management.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee (the "Nominating Committee") is comprised of four independent directors: H. Frederick Christie (Chairman), Michael S. Gordon, Gilbert T. Ray and Patrick W. Rose. The Nominating Committee operates under a written charter adopted by the Board of Directors, which can be found in the Corporate Governance section of our corporate website, http://www.dineequity.com, and is also available at no charge upon written request to the Corporate Secretary, DineEquity, Inc., 450 N. Brand Blvd., Glendale, CA 91203. The chart set forth in "Board Committees and their Functions" describes some of the principal functions of the Committee under its charter.

The Nominating Committee will consider director candidates recommended by shareholders. Shareholders wishing to recommend director candidates for consideration by the Nominating Committee may do so by writing to the Corporate Secretary, giving the recommended nominee's name, biographical data and qualifications, accompanied by the written consent of the recommended nominee.

Director Qualifications.    Consistent with its charter, the Nominating Committee considers various criteria in evaluating Board candidates, including, among others, experience, interpersonal skills, expertise, diversity, personal and professional integrity, character, business judgment, business philosophy, ability to make independent analytical inquiries, understanding of the Company's business environment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating Committee considers appropriate in the context of the needs of the Board. In considering diversity, the Nominating Committee evaluates candidates with a broad range of expertise, experience, skills, professions, education, backgrounds and other board experience. The Nominating Committee endeavors to ensure that the directors will bring diverse viewpoints, opinions and areas of expertise that will benefit the Board as a whole. The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.

The Nominating Committee also considers whether a potential nominee would satisfy the NYSE's criteria for director "independence," the NYSE's "financial management expertise" standard and the SEC's definition of "audit committee financial expert."

Whenever a vacancy exists on the Board due to expansion of the Board's size or the resignation or retirement of an existing director, the Nominating Committee begins its process of identifying and evaluating potential director nominees. The Nominating Committee considers recommendations of management, shareholders and others. The Nominating Committee has sole authority to retain and terminate any search firm to be used to identify director candidates, including approving its fees and other retention terms.

The Nominating Committee conducted an evaluation and assessment of the directors whose term expires in 2010 for purposes of determining whether to recommend them for nomination for re-election to the Board of Directors. After reviewing the assessment results, the Nominating Committee determined to recommend to the Board that Howard M. Berk, Daniel J. Brestle, Caroline W. Nahas and Gilbert T. Ray be nominated for re-election to the Board of Directors. The Board accepted the Nominating Committee's recommendation and has nominated Howard M. Berk, Daniel J. Brestle, Caroline W. Nahas and Gilbert T. Ray.

The Nominating Committee did not receive any recommendations from shareholders proposing candidates for election to the Board at the Annual Meeting.

Compensation of Directors

Compensation for service on the Board of Directors is paid only to non-employee directors, which is comprised of a cash component and an equity component (See discussion and chart under "Director Compensation" on page 36). Cash compensation for non-employee directors is comprised of separate fees for board membership, participation on one or more board committees and, where applicable, for serving as the chairman of a board committee. The annual board membership fee for each of the non-employee directors is $50,000, except that the Lead Director's annual fee is $75,000. The annual fees for participating on the Audit and Finance Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are $10,000, $7,500 and $5,000 respectively. In addition, the chairmen of the Audit and Finance, Compensation, and Nominating and Corporate Governance Committees receive annual fees for their services as chairmen of $15,000, $10,000 and $5,000 respectively. The Company reimburses each of the directors for his or her reasonable expenses for attendance at Board and Committee meetings and other Company events.

Non-employee directors are granted equity compensation awards under the 2005 Stock Incentive Plan for Non-Employee Directors (the "2005 Plan"). Under the 2005 Plan, non-employee directors may receive periodic grants of stock options and/or restricted stock. Equity compensation for non-employee directors is targeted at $100,000 in value per director. In 2009, each non-employee director received 10,000 shares of restricted stock. The restrictions on these shares lapse on February 23, 2012. On March 1, 2010, each non-employee director received a restricted stock unit award covering 5,000 shares, other than Mr. Brestle who received a restricted stock unit award covering 4,000 shares. The restrictions on these awards lapse on March 1, 2013. In 2009, awards were issued to the non-employee directors below intended value targets. In 2010, an additional 1,000 shares were issued to each non-employee director, other than Mr. Brestle, to address the 2009 shortfall. Because Mr. Brestle was not a director of the Company at the time of the 2009 award issuance, he did not receive the supplemental award of 1,000 shares in 2010.

Executive Officers of the Company

General.    The following table sets forth certain information with respect to each person who is currently an executive officer of the Company:

Executive Officer	Age	Position and Offices with the Company
Julia A. Stewart	54	Chairman of the Board and Chief Executive Officer
John F. "Jack" Tierney	57	Chief Financial Officer
Michael J. Archer	49	President, Applebee's Business Unit
Jean M. Birch	50	President, IHOP's Business Unit
Richard C. Celio	59	Chief Restaurant Support Officer
John Jakubek	57	Senior Vice President, Human Resources
Greggory Kalvin	50	Senior Vice President, Corporate Controller

Executive officers of the Company are appointed by the Board of Directors and serve at the Board's discretion.

See "Information Concerning Nominees and Members of the Board of Directors" above for additional information concerning Ms. Stewart.

Mr. Tierney was appointed to the position of Chief Financial Officer of DineEquity, Inc. in February 2009. He served as Chief Financial Officer of The Dial Corporation from 2005 to 2009. He served as Controller of the Dial Corporation from 1999 to 2005.

Mr. Archer was named President, Applebee's Business Unit in May 2008. From February 2006 until May 2008, he was President of T.G.I. Fridays USA. He served as T.G.I. Friday's U.S.A.'s Chief Operating Officer from July 2003 to May 2008 and as its Executive Vice President from January 2002 until February 2006.

Ms. Birch was appointed President, IHOP Business Unit in June 2009. From September 2007 until May 2009, she served as an independent consultant at Birch Company, LLC. From January 2005 until August 2007, Ms. Birch was President of Romano's Macaroni Grill, a division of Brinker International, Inc. From August 2003 until January 2005, Ms. Birch served as President of Corner Bakery Cafe, a division of Brinker International, Inc.

Mr. Celio served as Vice President, Development of the Company from March 1997 until June 2003. From June 2003 until December 2007, he served as Vice President, Franchise Development of the Company. On December 1, 2007, Mr. Celio assumed the position of Chief Restaurant Support Officer of the Company.

Mr. Jakubek was named Senior Vice President, Human Resources of the Company in March 2008. Prior to joining the Company, he served as Senior Vice President of Human Resources for Oakwood Worldwide from November 2006 to March 2008. He held the position of Vice President Human Resources for several divisions of ConAgra Foods, Inc. from February 2001 to July 2006.

Mr. Kalvin was named Senior Vice President, Corporate Controller of the Company in November 2009. From July 2007 until November 2009, Mr.Kalvin served as Vice President, Corporate Controller of the Company, and from September 2008 to February 2009, he served as Acting Chief Financial Officer of the Company. Previously, he had held the following positions at J2 Global Communications, Inc.: Chief Accounting Officer from 2003 to 2007, Vice President, Finance from 1999 to 2001 and Controller from 1997 to 1999.

Employment Agreements.    The information under "Employment Agreements and Change in Control Provisions" of the Compensation Discussion and Analysis section of this Proxy Statement and "Potential Payments upon Change in Control" is incorporated herein by reference.

Compensation Discussion and Analysis

(a) General Philosophy Regarding Executive Compensation and Objectives

Throughout this Compensation Discussion and Analysis ("CD&A") the individuals who served as the Company's Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO") and the other individuals included in the Summary Compensation Table, on page 30 of this Proxy Statement, are sometimes referred to as the Named Executive Officers ("NEOs") and the Compensation Committee of the Board of Directors is referred to as the "Committee."

The Committee's philosophy regarding compensation is based on several objectives, including:

  •
  Linking the interests of the NEOs with those of the Company's shareholders;

  •
  Instilling an ownership culture throughout the Company and the executive officer group;

  •
  Facilitating the attraction and retention of high caliber executive talent;

  •
  Paying for performance; and

  •
  Rewarding executives for achievement of both annual and longer-term Company financial and key operating goals.

The Committee has structured the Company's executive compensation programs to meet these objectives.

The executive compensation program consists of three main components:

  •
  Annual base salary;

  •
  Annual cash bonus; and

  •
  Long-term incentives which may be issued in the form of stock options, restricted stock grants, or performance awards.

The annual cash bonus and long-term incentives, in addition to annual merit increases, constitute the performance-based portion of the compensation program. The NEOs' compensation for 2009 reflected the commitment of the Committee to linking compensation with Company and individual performance.

The Committee's compensation strategy calls for the establishment of targets for each NEO against a peer group for base salaries and for "total direct compensation," which the Committee defines to consist of base salaries, bonuses and long-term incentives. In general, base salaries are targeted at the median of the peer group companies. Total direct compensation opportunity for each NEO is generally set to fall within the third quartile, which is to say between the 50th and 75th percentiles, of the relevant benchmark data. Rather than striving for a single market reference point, the Committee believes that a broader, third quartile positioning provides appropriate flexibility in providing tailored award opportunities based on a variety of factors such as performance, internal equity and market data. A significant portion of executive pay has been structured to be contingent on satisfying internal performance goals or on increasing shareholder value. Accordingly, executives will not realize the incentive portion of their total pay opportunity unless these objectives are satisfied. The Committee believes that this performance focus, coupled with the pay positioning described above, will facilitate the attraction, retention and motivation of a quality executive team.

(b) Compensation Setting and Equity Grant Procedures

It has been the Committee's general practice to review executive compensation at least annually. Decisions about annual salary increases, the approval of bonuses, the design of each year's bonus plan, and the granting of long-term incentive awards are made after a series of meetings among the Committee, the Committee's compensation consultant, the CEO, and relevant members of management. Neither the CEO nor other members of management participated in setting her/his own compensation, except indirectly, in the sense that they provided generalized information or recommendations about the scope or types of awards to be made to classes of participants under compensation plans that they also participated in (e.g., recommended ranges of stock grants for participants in the Company's 2001 Stock Incentive Plan). Generally, the CEO and Senior Vice President of Human Resources ("SVPHR") provide input to the Committee in connection with its compensation deliberations:

  •
  The CEO provided qualitative assessments of each NEO's past performance (other than herself), potential future contributions, and retention risk.

  •
  Based on the assessment described above, as well as the market data provided by the Committee's compensation consultant, the CEO and the SVPHR recommended to the Committee a positioning within the market range for each of the NEOs (other than the CEO).

  •
  In instances where new executives are hired, the CEO and the SVPHR discussed the executive's compensation with their current or former employer, actual versus desired skill set and qualifications, and the relative pros and cons of various candidates being considered for the position, and made recommendations of new executive pay packages to the Committee.

Compensation decisions are generally finalized at a meeting of the Committee held in the first quarter of each year. Subsequently, the Committee's decisions are presented in detail to the full Board of Directors. In addition, the Committee may be called upon from time to time to consider and approve compensation packages for new executives prior to hiring and to address other issues related to executive compensation programs as they may arise.

(c) Compensation Consultant

The Committee directly engaged Hewitt Associates ("Hewitt"), as independent outside compensation consultant, in 2009 to provide it with objective and expert analyses, advice, and information with respect to executive compensation. Hewitt provided no other services to the Company during the year. In performing its services, Hewitt interacted collaboratively with the Committee, and with senior management at the direction of the Committee. In 2009 Hewitt performed the following services:

  •
  Provided compensation benchmarking (as described below);

  •
  Provided analysis and advice regarding annual bonus plan design;

  •
  Provided analysis and advice regarding long-term incentive plan design; and

  •
  Responded to other ad-hoc requests.

Hewitt did not make any recommendations as to any amount to be paid to any NEO or any form of compensation to be paid to any NEO.

In 2010 the Committee retained the services of Exequity, LLP. Exequity is an independent compensation consulting firm and will provide only executive compensation advisory services to the Committee.

(d) Compensation Benchmarking and Peer Groups

The Company uses different peer groups and studies for different benchmarking comparisons, including base salary levels, target annual bonuses, and competitive long-term grants of equity-based compensation, as follows:

  •
  The Committee, with input from the compensation consultant and the CEO, reviewed a peer group (the "NEO Peer Group") for the purposes of evaluating executive compensation. The NEO Peer Group consists of the following companies:

• Bob Evans Farms	• CKE Restaurants, Inc.	• Panera Bread Co.
• Brinker International, Inc.	• Darden Restaurants, Inc.	• Papa Johns International, Inc.
• Burger King Holdings, Inc.	• Denny's Corp.	• Ruby Tuesday, Inc.
• CBRL Group, Inc.	• Jack in the Box, Inc.	• Sonic Corp.
• Cheesecake Factory, Inc.	• Landrys Restaurants, Inc.	• Wendy's International, Inc.

    This group of companies constitutes the primary data source considered by the Committee when reviewing total pay levels of the NEOs.

  •
  As secondary data sources for the NEOs, and as primary data sources for executives below the NEO level, the Committee also considered broader compensation data which included general industry pay data from the Hewitt Total Compensation Measurement database, and data on restaurant-specific jobs from the Hay Group Chain Restaurant Compensation Association Participant Report. The list of companies contained in each of these secondary data sources is found in Annex A on page A-1.

(e) Allocation of Compensation

Consistent with the objectives of linking executives' interests with those of the Company's shareholders and instilling an ownership culture throughout the Company, a significant portion of total direct compensation for each of the NEOs was performance-based. This included annual bonuses paid in cash, which measure near-term operational goals, and awards of stock options, which only have value if the stock price appreciates over the grant price. In connection with the commencement of their employment with the Company in 2009, Mr. Tierney and Ms. Birch also received restricted stock awards in addition to stock options.

(f) Annual Base Salaries

In setting annual base salaries, the Committee generally considers benchmarking data derived from a review of the proxy statement disclosures of the NEO Peer Group, data from general and restaurant industry compensation surveys, input from the compensation consultant and, in the case of the NEOs other than Ms. Stewart, CEO recommendations and assessments of the performance of the individual NEOs.

In 2009 the Committee made no increases to NEO salaries, with the exception of Mr. Kalvin. Mr. Kalvin's salary was increased from $217,500 to $270,000 during 2009 to reflect increased responsibilities within the Company. Additionally, a special stipend of $50,000 was paid to Mr. Kalvin in 2009 for serving as interim CFO.

(g) Performance-Based Compensation

1.     Annual Bonus

In February of 2009, the Committee established an incentive arrangement (the "Incentive Plan") to reward officers whose performance meets or exceeds the Company's expectations, to provide incentives for future excellent performance that will contribute to the Company's success and profitability, and to serve as a means by which eligible participants may share in the Company's financial success. The Incentive Plan operates under the Company's shareholder approved 162(m) plan for NEOs which funds a bonus pool based on 30% of cash flow from operations, and which limits individual payouts to no more than 7% of that pool.

Pursuant to the Incentive Plan, the bonus amount for each of the NEOs is targeted as a percentage of salary based on the participant's level in the management structure. At the CEO level, the target bonus for Ms. Stewart was set at 100% of her base salary. Other "Chief" level officers and the business unit presidents' bonus targets were set at 75% of base salary. Accordingly, the bonus targets under the Incentive Plan for Messrs Tierney, Archer and Celio and Ms. Birch were set at 75% of base salary. As Vice President, Controller, Mr. Kalvin's bonus target was set at 40% of base salary and increased to 50% of base salary in November of 2009. Decisions regarding the target bonus percentages were made in consultation with the compensation consultant and after consideration of the studies and peer group data mentioned above. These target bonuses are generally consistent with bonus opportunities found at the peer companies for similarly situated executives.

The Incentive Plan provides that the bonus amount for 2009 for each executive other than Ms. Stewart would be based on a combination of EBITDA performance and Individual Business Objectives ("IBOs"). Each executive's IBO's are intended to be challenging, measurable objectives that are designed to significantly impact the Company's performance and are mutually agreed upon by the executive and his or her supervisor. Ms. Stewart's bonus amount was based on DineEquity, Inc. EBITDA, with the Committee retaining the discretion to adjust such amount up or down. The Committee made no such adjustment for 2009.

EBITDA performance was measured at the both the DineEquity, Inc. and business unit levels. Other than Ms. Stewart, each NEO had 30% of his or her bonus determined through IBOs, with the remaining 70% based on DineEquity, Inc. EBITDA, or DineEquity, Inc. and business unit EBITDA, depending on the role of the NEO. The measurement of the 70% EBITDA component differed depending on the role of the NEO:

  •
  Corporate Executives—100% measured on DineEquity, Inc. EBITDA

  •
  Applebee's Executives—70% measured on Applebee's business unit EBITDA and 30% measured on DineEquity, Inc. EBITDA

  •
  IHOP Executives—70% measured on IHOP business unit EBITDA and 30% measured on DineEquity, Inc. EBITDA

The table below illustrates the EBITDA goals and actual achievements for DineEquity, Inc., Applebee's business unit and IHOP business unit:

	DineEquity, Inc.	Applebee's Business Unit	IHOP Business Unit
2009 EBITDA Goal	$366.8MM	$245.5MM	$173.6MM
Actual 2009 EBITDA	$372.6MM	$248.5MM	$178.9MM
Percentage of Goal Achieved	101.6%	101.2%	103.1%

The 2009 Incentive Plan was structured not to pay any bonus amounts for performance below 85% of budgeted EBITDA. At 85% of budgeted EBITDA, 50% of target bonus would be earned. At budgeted levels of EBITDA, 100% of target bonus would be earned. For each percentage point above budgeted EBITDA performance, an additional 10% of target bonus would be earned.

The final bonus amount under the Incentive Plan is determined by combining the results of the categories that each NEO was measured against. As explained above, all executives were measured against DineEquity, Inc. performance, and some were measured against a combination of DineEquity, Inc. performance and business unit performance. All NEOs, with the exception of the CEO, were also measured against IBOs, which constituted 30% of each such executive's bonus. At the end of 2009, Ms. Stewart assessed the performance of each of the NEOs against their respective IBOs and assigned a percentage level of performance (the "IBO Performance"). The IBOs measured the following items:

  •
  Mr. Tierney's IBOs included goals related to achieving efficiencies in the financial processes of DineEquity, Inc., managing and repurchasing debt, and standardizing financial reporting between DineEquity, Inc. and its business units.

  •
  Mr. Archer's IBOs included goals related to sales, traffic, and margin objectives at the Applebee's business unit. Additionally Mr. Archer was evaluated on objectives related to the transformation of the culture at the Applebee's business unit.

  •
  Ms. Birch's IBOs included goals related to becoming acquainted with and fully integrating into the IHOP business unit and the DineEquity, Inc. organization, to develop strong relationships with key franchisees, and to focus on key operating metrics for the IHOP business unit.

  •
  Mr. Celio's IBOs included goals related to new business development initiatives, including product licensing, new brand concepts and non-traditional venue development.

  •
  Mr. Kalvin's IBOs included goals related to initiatives on key financial systems integration projects.

Each of the NEOs earned their full target with respect to the IBO portion of the Incentive Plan.

The amounts in the table below represent the bonuses paid to each of the NEOs pursuant to the Incentive Plan for 2009.

Name	Bonus Target Percentage	Company Performance Weighting	Business Unit Performance Weighting	IBO Performance Weighting	Percentage of Total Bonus Target Achieved	Bonus Paid($)
Julia A. Stewart	100%	100%	N/A	N/A	110%	962,500
Jack F. Tierney	75%	70%	N/A	30%	107%	321,000
Michael J. Archer	75%	21%	49%	30%	107%	441,375
Jean M. Birch	75%	21%	49%	30%	117%	190,530	(1)
Richard C. Celio	75%	70%	N/A	30%	107%	329,025
Greggory Kalvin	40.8%(2)	70%	N/A	30%	107%	117,871

(1)
Prorated bonus based on a start date of June 22, 2009 for Ms. Birch.

(2)
Mr. Kalvin's bonus target was increased from 40% to 50% in November of 2009; the target percentage shown represents a weighted average for the year.

The amounts awarded to the NEOs under the Incentive Plan are reflected in the column entitled "Non-equity incentive plan compensation" of the Summary Compensation Table, on page 30.

2.     Long-Term Incentives

The NEOs participate in the DineEquity, Inc. 2001 Stock Incentive Plan (the "2001 Plan") which is aimed at promoting the acquisition and ownership of the Company's stock by executives and other Company employees. Under the 2001 Plan, the Committee may grant stock options, restricted stock, performance shares or other stock based incentives.

Annual Equity Awards

In 2009, the Committee granted each of the NEOs non-qualified stock options which vest in one-third increments on the first, second and third anniversaries of the dates of grant. Stock options were chosen as the sole long-term incentive vehicle in 2009 for the annual awards in order to provide a strong incentive to increase shareholder value. In issuing only stock options, the Committee ensured that executives will realize no gain attributable to these awards unless the stock price increases above the grant price and is sustained through the vesting periods. The Committee considered a range of factors in setting the number of shares covered by each stock option to be awarded to the NEOs, including assessments of each of their individual performance, the fair market value of the Company's Common Stock at the time the stock options were granted, the potential contribution that each NEO could be expected to make in the future, each NEO's targeted total direct compensation, grants of equity-based awards previously given to certain of the NEOs, the size of awards provided to other individuals holding similar positions in the NEO Peer Group, and the number of shares which remained available for issuance under the plan.

The table below provides information regarding the grants of stock options to the NEOs in 2009.

Name	Stock Options
Julia A. Stewart	150,000
Jack F. Tierney(1)	80,000
Michael J. Archer	150,000
Jean M. Birch(1)	75,000
Richard C. Celio	27,500
Greggory Kalvin	25,000

(1)
In addition to the stock options shown above, and in connection with his or her hiring in 2009, Mr. Tierney received 20,000 shares of restricted stock, and Ms. Birch 25,000 shares of restricted stock.

Payout of LTIP Awards

Prior to 2008, executives were granted awards under a long-term incentive program ("LTIP"). The objective of this program was to focus management attention on the longer-term growth and cash generation objectives of the Company and to reward participants for achieving specific three-year goals. With respect to the three-year period beginning January 1, 2007 and ending December 31, 2009 (the "Performance Period"), payouts were earned for achieving specified business objectives for aggregate net cash flow from operations and EBITDA results. Two-thirds of the award could be earned based on cash flow results during 2007 and 2008, and one-third of the award could be earned based on DineEquity, Inc. and IHOP business unit EBITDA results in 2009. Depending upon the performance of the Company against these measures over the Performance Period, it was possible for the participants to receive cash and stock with a total value ranging from 0% to 150% of the targeted number of shares. In addition, any dividends declared on the Company's Common Stock during the Performance Period were deemed to have been reinvested in additional shares of the Company's Common Stock as of the date of the dividend payment and such shares were paid to the participants after the Performance Period.

Results for the LTIP cycle ending in 2009 are summarized below:

  •
  2007 - 2008 net cash flow from operations of $131.7MM versus a target of $130.0MM

  •
  2009 DineEquity, Inc. EBITDA of $372.6MM versus a target of $366.8MM

  •
  2009 IHOP business unit EBITDA of $178.9MM versus a target of $173.6MM

Pursuant to the terms of the LTIP award, half of the award is to be paid in cash and half in shares of Common Stock. Payouts by participant are shown below:

Executive Officer	Value of Payout	Payment in Shares 50% of Payout	Payment in Cash 50% of Payout
Julia A. Stewart	$401,948	8,274	$200,974
Jack F. Tierney(1)	NA	NA	NA
Michael J. Archer(1)	NA	NA	NA
Jean M. Birch(1)	NA	NA	NA
Richard C. Celio	$107,166	2,206	$53,583
Greggory Kalvin	$53,144	1,094	$26,572

(1)
These executives were not employed with DineEquity, Inc. at the commencement of the Performance Period and did not participate in the program.

(h) 2009 CEO Compensation

The compensation of the CEO was determined solely by the Committee after considering input from the compensation consultant, external market data, and a holistic assessment of Ms. Stewart's performance. In 2009, Ms. Stewart did not receive a base salary increase. Furthermore, Ms. Stewart's 2009 bonus target was unchanged at 100% of base salary. Ms. Stewart's 2009 bonus payout was $962,500 which represents 110% of her bonus target and was earned based on DineEquity, Inc.'s EBITDA performance. Ms. Stewart was also issued an option to purchase 150,000 shares at $5.55. The grant-date value of Ms. Stewart's stock option award was considerably less than the grant-date value of her prior long-term incentive awards due to the Company's stock price at the time of grant.

(i) Stock Ownership Guidelines

The Board of Directors has adopted stock ownership guidelines for the NEOs and other executives. The guidelines are intended to further the Committee's objectives of linking executives' interests with those of the Company's shareholders. The guidelines call for Ms. Stewart to accumulate a minimum of 50,000 shares, Messrs. Tierney, Archer and Celio and Ms. Birch to accumulate a minimum of 15,000 shares, and Mr. Kalvin to accumulate a minimum of 8,000 shares over a five-year period beginning in the later of 2005 or the executive's date of hire or promotion. The types and amounts of stock-based awards are intended, in part, to facilitate the accumulation of sufficient shares by the Company's executives to allow them to meet the stock ownership guidelines.

The Committee annually reviews each NEO's progress towards meeting the stock ownership guidelines. The Committee has informed the executives that it may reduce or choose not to grant future stock-based compensation to any executives who fail to make reasonable progress towards meeting the stock ownership goals within the specified time period.

The Committee has determined that each of the NEOs still employed with the Company has met his or her objective or is making satisfactory progress towards accumulating the required number of shares.

(j) Employment Agreements and Change of Control Provisions

Each of Ms. Stewart, Mr. Archer and Mr. Celio is a party to an employment agreement with the Company, each dated as of November 1, 2008. Mr. Tierney has an employment agreement dated April 3, 2009 and Ms. Birch has an employment agreement dated June 22, 2009. Mr. Tierney and Ms. Birch were each provided with a sign-on bonus of $100,000 as well as relocation benefits in connection with their offer of employment, which bonus and relocation benefits are required to be repaid upon certain terminations of employment within two years of the date of hire. Mr. Kalvin participates in the Company's Executive Severance and Change in Control Policy.

The employment agreements for Ms. Stewart, Messrs. Tierney, Archer and Celio and Ms. Birch provide for base salaries, target bonus opportunities of 75% (100% for Ms. Stewart) of base salary, car allowances, and certain other perquisites and benefit programs available to other employees. The employment agreements also contain confidentiality, trade secrets, discoveries, non-solicitation and non-competition provisions. The employment agreements call for initial employment terms of three years and provide for automatic successive one-year extensions unless the Company or the executive gives notice to the contrary more than 90 days prior to the expiration of the then current term of the agreement. The Company may terminate any of the agreements, at any time, with or without cause upon written notice to the executive.

The employment agreement for Ms. Stewart provides that in the event of termination by the Company without "cause" or by Ms. Stewart for "good reason" prior to a "change in control", she will be entitled to (i) a lump sum payment equal to two (2) times the sum of (A) her annual base salary, plus (B) the average of her actual bonus attributable to each of the preceding three fiscal years; (ii) continued health, disability and group term life insurance coverage for a maximum of 24 months;

(iii) vest in full in any unvested time or service-based stock options, stock appreciation rights, and any other equity-based awards; (iv) vest in full in any unvested equity-based awards subject to any performance-based vesting conditions, based on actual performance during the applicable performance period through the date of her termination of employment; and (v) to exercise any stock options or stock appreciation rights until the earlier of 24 months after the date of termination or their original expiration date. In the event of a "change in control", any unvested stock options, stock appreciation rights, and other equity-based awards held by Ms. Stewart will vest, and any stock options or stock appreciation rights will remain exercisable until the earlier of 24 months after the date of termination or their original expiration date. In the event of termination by the Company without "cause" or by Ms. Stewart for "good reason" within twenty-four months following a "change in control", she will be entitled to (i) a lump sum payment equal to three times the sum of (A) her base salary, plus (B) the average of her actual bonus attributable to each of the preceding three fiscal years; (ii) a lump sum payment equal to her prorated bonus, based on actual performance prior to the date of termination; and (iii) continued health, disability and group term life insurance coverage for a maximum of 36 months.

The employment agreement for Ms. Stewart also provides that if any payment or benefit received by her would not be deductible by reason of Section 280G of the Internal Revenue Code of 1984, as amended (the "Code"), then the payment or benefits will be reduced until no portion of such payment or benefits is not deductible by reason of Section 280G of the Code, provided, that no such reduction will be made unless the net after-tax benefit received by the Ms. Stewart after such reduction would exceed the net after-tax benefit received by her if no such reduction was made.

The employment agreements for Messrs. Tierney, Archer and Celio and Ms. Birch provide that in the event of termination by the Company without "cause" or by the executive for "good reason" prior to a "change in control", the executive will be entitled to (i) a lump sum payment equal to the sum of (A) the executive's annual base salary, plus (B) the average of the executive's actual bonus attributable to each of the preceding three fiscal years; (ii) continued health, disability and group term life insurance coverage for a maximum of 12 months; (iii) vest in any unvested time or service-based stock options, stock appreciation rights, and any other equity-based awards that would have vested during the twelve month period following the executive's termination; (iv) vest in any unvested equity-based awards subject to any performance-based vesting conditions on a pro rata basis, based on actual performance during the applicable performance period through the date of the executive's termination of employment; and (v) to exercise any stock options or stock appreciation rights until the earlier of 24 months after the date of termination or their original expiration date.

The employment agreements for Messrs. Tierney, Archer and Celio and Ms. Birch provide that in the event of termination by the Company without "cause" or by the executive for "good reason" within twenty-four months following a "change in control", the executive will be entitled to (i) a lump sum payment equal to two times the sum of (A) the executive's base salary, plus (B) the average of the executive's actual bonus attributable to each of the preceding three fiscal years; (ii) a lump sum payment equal to the executive's prorated bonus, based on actual performance prior to the date of termination; (iii) continued health, disability and group term life insurance coverage for a maximum of 24 months; (iv) vest in full in any unvested stock options, stock appreciation rights, and any other equity-based awards; and (v) to exercise any stock options or stock appreciation rights until the earlier of 24 months after the date of termination or their original expiration date.

The employment agreements for Messrs. Tierney, Archer and Celio and Ms. Birch also provide that if any payment or benefit received by the executive would not be deductible by reason of Section 280G of the Internal Revenue Code of 1984, as amended (the "Code"), then the payment or benefits will be reduced until no portion of such payment or benefits is not deductible by reason of Section 280G of the Code, provided, that no such reduction will be made unless the net after-tax benefit received by the executive after such reduction would exceed the net after-tax benefit received by the executive if no such reduction was made.

Each of the NEOs participate in the 2001 Plan, which provides that in the event of a change of control, unless otherwise determined by the administrator at or after grant, but prior to such change of control, all options not previously exercisable and vested will become fully exercisable and vested. In addition, awards of restricted stock, deferred stock and performance shares will be deemed fully vested and all restrictions and conditions thereon will lapse.

In October 2008, the Company adopted the Executive Severance and Change in Control Policy (the "Policy"). Mr. Kalvin is covered by the Policy. The Policy provides for severance benefits to certain executives with the title of vice president or higher in the event of termination by the Company without "cause" prior to a "change in control" and termination by the Company without "cause" or termination by the executive for "good reason" following a "change in control." The benefits are conditioned upon the executive signing and not revoking a release of claims.

In the event of termination by the Company without "cause" prior to a "change in control", the executive will be entitled to six months' base salary and a prorated bonus if the executive has completed less than five full years of service with the Company or twelve months' base salary and a prorated bonus if the executive has completed at least five full years of service with the Company. The executive would also receive up to $5,000 in outplacement assistance.

In the event of termination by the Company without "cause" or by the executive for "good reason" within eighteen months following a "change in control", the executive will be entitled to twenty-four months' base salary, plus the greater of the target bonus for the year in which the termination takes place or the average of the executive's actual bonus attributable to each of the preceding three fiscal years. The executive would also receive up to $5,000 in outplacement assistance. In addition, any unvested stock options, restricted stock or other unvested equity awards or grants will fully vest.

See "Potential Payments upon Termination or Change in Control" on page 35 for additional information about severance arrangements, including projected severance payment amounts, pursuant to the employment agreements and the Executive Severance and Change in Control Policy.

(k) Retirement Plans

DineEquity, Inc. 401(k) Plan

The Company maintains the DineEquity, Inc. 401(k) plan (the "401(k) Plan") for the benefit of all qualifying employees, including the NEOs. The 401(k) Plan is a tax-qualified retirement savings plan that permits employees to defer a portion of their income and cause it to be invested in a range of mutual funds. The IRS has set limits on the maximum amount that an employee may contribute to a 401(k) in any year. The participant contribution limit for 2009 was $16,500. In addition, consistent with IRS regulations, the 401(k) Plan allows participants who will be 50 years old or older at any time during an applicable calendar year to make "catch-up" contributions. The IRS limit on catch-up contributions for 2009 was $5,500.

The Company matches 100% of each participant's contributions to the 401(k) Plan up to an amount equal to 4% of the participant's eligible compensation (as defined under the 401(k) Plan).

Deferred Compensation Plan

NEOs are eligible to defer their base salaries, bonuses and certain stock-based compensation to the DineEquity, Inc. Deferred Compensation Plan for Deferrals after 2004 (the "2004 Deferred Compensation Plan"), which is a non-qualified plan. Deferrals are always 100% vested. This plan provides the NEOs with a long-term capital accumulation opportunity. The 2004 Deferred Compensation Plan provides a range of mutual funds as investment opportunities as well as Company stock. The Deferred Compensation Plan is designed to comply with section 409A of the Code.

(l) Perquisites

The Company provides NEOs with perquisites to attract and retain senior executives. The Committee periodically reviews the perquisites provided to the NEOs.

Annual Physical

Each NEO is entitled to have an annual physical provided at the Company's cost. The results are confidential between the physician and the NEO.

Automobile Allowances

The Company pays each of the NEOs an automobile allowance.

Airline Clubs

The Company reimburses Ms. Stewart for three airline club memberships and each of the other NEOs for the cost of one airline club membership for their use when traveling.

Supplemental Life Insurance

The Company pays the premiums for Supplemental Life Insurance for each of the NEOs in addition to paying for life insurance for all eligible employees. Ms. Stewart's policy provides for $1 million in supplemental life insurance and the policies for the other NEOs provide for $500,000 in supplemental life insurance.

Supplemental Disability Insurance

The Company pays the premiums for supplemental disability insurance for each of the NEOs in addition to paying for disability insurance for all eligible employees. The policies for each NEO provide for 60% of pre-disability earnings (defined as annual base salary plus annual target bonus).

(m) Federal Income Tax Considerations and Accounting Matters

Deductibility of Certain Executive Compensation

Under Section 162(m) of the Code, certain income tax deductions may be limited to the extent total compensation for certain executives exceeds $1 million in any one year, except for compensation payments that qualify as "performance-based." To qualify as "performance-based," compensation payments must be based solely upon the achievement of objective performance goals and made under a plan that is administered by the Committee. In addition, the material terms of the plan must be approved by the shareholders and the Committee must confirm that the performance goals were achieved before payments can be made. Certain of the Company's compensation programs have been designed to conform with Section 162(m) of the Code and related regulations. It is the intent of the Company and the Committee to qualify, to the maximum extent possible, its executives' compensation for deductibility under applicable tax laws, while recognizing that there may be situations in which compensation for certain executives in excess of the 162(m) limit may be warranted.

(n) 2010 Compensation Decisions

Base Salaries

The table below summarizes Committee-approved salaries for the NEOs which became effective March 1, 2010:

Executive Officer	2010 Base Salary
Julia A. Stewart	$910,000
John F. Tierney	$411,000
Michael J. Archer	$566,500
Jean M. Birch	$477,688
Richard C. Celio	$422,300

Bonus Plan

The bonus targets, expressed as a percentage of base salary, remain unchanged for the NEOs with the exception of Ms. Stewart. Ms. Stewart's bonus target was increased from 100% of base pay to 110% of base pay. The increase of the bonus target, along with the value of the long-term incentive awards made in 2010 (described below), results in total pay opportunity that approximates median CEO pay data found in the NEO Peer Group.

For the 2010 bonus plan, a cap has been added so that bonus plan payouts cannot exceed 200% of target. While recent payouts have not exceeded this amount, the Committee took action to limit potential "windfall" payments that theoretically could have been earned under the prior plan design.

Long-Term Incentives

In 2010 the Committee adopted a portfolio approach to long-term incentives whereby approximately 50% of the targeted award value will be denominated in stock options, 25% in restricted stock awards, and 25% in a multi-year cash plan that is earned based on relative total shareholder return versus the Value Line Restaurant Index. This balanced approach to long-term incentives emphasizes both stock-based pay and performance-based pay. Stock options reward for absolute stock price appreciation, the cash plan will reward for relative stock price appreciation, and the restricted stock awards are intended to promote retention and facilitate stock ownership. The table below summarizes the long-term incentive awards made in 2010:

Executive Officer	Stock Options (50%)	Restricted Stock (25%)	Cash LTIP at Target (25%)
Julia A. Stewart	102,319	25,580	$625,000
Jack F. Tierney	21,269	5,317	$150,000
Michael J. Archer	29,245	7,311	$150,000
Jean M. Birch	29,245	7,311	$150,000
Richard C. Celio	12,407	3,102	$87,500

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THIS REPORT IS SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Frank Edelstein (Chairman)
Daniel J. Brestle
Caroline W. Nahas
Patrick W. Rose

 Compensation Policies and Practices As They Relate to the Company's Risk Management

The Company believes that its compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company. We believe that the Company has appropriate safeguards in place with respect to compensation programs that assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives and employees. These safeguards include: managing pay opportunities to market levels through peer benchmarking; balancing performance focus between near-term objectives and long-term shareholder value creation; issuing equity awards that vest over multi-year time horizons; capping cash incentive plan payments and maintaining stock ownership guidelines for our executive officers. Furthermore, the Compensation Committee retains its own independent compensation consultant to provide input on executive pay matters, meets regularly, and approves all performance goals, award vehicles, and pay opportunity levels.

Executive Compensation

Summary of Compensation.    The following Summary Compensation Table and accompanying notes set forth information concerning compensation earned in fiscal years ended December 31, 2007, December 31, 2008 and December 31, 2010, by the Company's Chief Executive Officer, the two executives who served as Chief Financial Officer and its next three most highly compensated executive officers (the "Named Executives"). The information under "Compensation of Directors," "Director Compensation" and "Compensation Discussion and Analysis" is incorporated herein by reference.

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Options Awards ($)(2)	Non-equity incentive plan compensation ($)(#)(3)		All Other Compensation ($)		Total ($)
Julia A. Stewart	2009	875,000		—		—	496,680	1,163,474	(4)	36,858	(5)	2,572,012
Chairman and Chief Executive	2008	885,090	(6)	—		720,000	3,575,762	312,106	(4)	39,519		5,532,477
Officer	2007	650,000		—		2,294,670	—	1,539,066	(4)	146,490		4,630,266

John F. Tierney	2009	341,667		100,000	(8)	111,000	264,896	267,500		90,820	(9)	1,175,883
Chief Financial Officer(7)

Michael J. Archer	2009	550,000		—		—	496,680	441,375		30,403	(11)	1,518,458
President, Applebee's Business	2008	332,115		300,000	(8)	2,872,800	—	120,313		256,301		3,881529
Unit(10)

Jean M. Birch	2009	229,212		100,000	(8)	727,500	1,391,618	190,530		80,173	(13)	2,719,033
President, IHOP Business Unit(12)

Richard C. Celio	2009	410,000		—		—	91,058	382,608	(14)	30,301	(15)	913,967
Chief Restaurant Support Officer	2008	407,500		—		160,000	1,073,869	104,203	(14)	33,743		1,779,315
	2007	315,000		—		759,675	—	361,634	(14)	30,537		1,466,846

Greggory Kalvin	2009	241,667		15,000	(17)	—	82,780	144,443	(18)	24,086	(19)	507,976
Acting Chief Financial Officer and	2008	215,625		35,000	(17)	200,000	212,843	26,100		27,625		717,193
Vice President, Corporate Controller(16)

(1)
The amounts in the "Stock Awards" column include the aggregate grant date fair value for 2009, 2008 and 2007 related to stock awards granted in each of such years, computed in accordance with FASB ASC Topic 718. See Note 18 to Consolidated Financial Statements in the Company's Annual Reports on Form 10-K for the years ended December 31, 2009 and December 31, 2008, respectively, regarding assumptions underlying valuation of equity awards.

(2)
The amounts in the "Option Awards" column include the aggregate grant date fair value for 2009, 2008 and 2007 related to option awards granted in each of such years, computed in accordance with FAB ASC Topic 718. See Note 18 to Consolidated Financial Statements in the Company's Annual Reports on Form 10-K for the years ended December 31, 2009 and December 31, 2008, respectively, regarding assumptions underlying valuation of option awards.

(3)
The amounts in the "Non-equity incentive plan compensation" column represent the Named Executive's bonus payouts pursuant to the Incentive Plan, and, if applicable, the cash payment pursuant to the LTIP, as well as the earnings thereon. These payout amounts were based on the Company's attainment of certain pre-determined performance targets. For information on the amounts earned for 2009, see "Compensation Discussion and Analysis" beginning on page 18.

(4)
For 2009, includes (i) a payout under the Incentive Plan in the amount of $962,500 and (ii) payout of the cash portion of Cycle 4 of the LTIP in the amount of $200,974. For 2008, includes (i) a payout under the Incentive Plan in the amount of $250,000 and (ii) payout of the cash portion of Cycle 3 of the LTIP in the amount of $62,106. For 2007, includes (i) a payout under the Incentive Plan in the amount of $1,179,375 and (ii) payout of the cash portion of Cycle 2 of the LTIP in the amount of $359,691.

(5)
Includes (i) Company matching contributions of $9,800 to the 401(k) plan, (ii) premiums for life and disability insurance totaling $8,450 and (iii) perquisites consisting of an automobile allowance and other auto related expense reimbursements, airline club membership dues totaling, and the cost of an annual physical exam.

(6)
Includes a payment made in 2008 attributable to Ms. Stewart's salary increase that went into effect December 1, 2007.

(7)
Mr. Tierney commenced employment on February 23, 2009.

(8)
Represents a sign-on bonus.

(9)
Includes (i) relocation benefits of $43,234, and tax gross ups thereon of $36,422, and (ii) perquisites consisting of an automobile allowance and other auto related expense reimbursements and airline club membership dues.

(10)
Mr. Archer commenced employment on May 27, 2008.

(11)
Includes (i) relocation benefits of $4,111, and tax gross ups thereon of $1,887, (ii) premiums for life and disability insurance totaling $5,386, and (iii) perquisites consisting of an automobile allowance and other auto related expense reimbursements and the cost of an annual physical exam.

(12)
Ms. Birch commenced employment on June 22, 2009.

(13)
Includes (i) relocation benefits of $38,085, and tax gross ups thereon of $32,117, and (ii) perquisites consisting of an automobile allowance and other auto related expense reimbursements.

(14)
For 2009, includes (i) a payout under the Incentive Plan in the amount of $329,025 and (ii) payout of the cash portion of Cycle 4 of the LTIP in the amount of $53,583. For 2008, includes (i) a payout under the Incentive Plan in the amount of $87,638 and (ii) payout of the cash portion of Cycle 3 of the LTIP in the amount of $16,565. For 2007, includes (i) a payout under the Incentive Plan in the amount of $265,740 and (ii) payout of the cash portion of Cycle 2 of the LTIP in the amount of $95,894.

(15)
Includes (i) Company matching contributions of $9,800 to the 401(k) plan, (ii) premiums for life and disability insurance totaling $5,248, and (iii) perquisites consisting of an automobile allowance and other auto related expense reimbursements.

(16)
Mr. Kalvin assumed the position of Acting Chief Financial Officer and served in that capacity from September 8, 2008 until John F. Tierney was elected Chief Financial Officer on February 26, 2009. Mr. Kalvin is currently Senior Vice President, Corporate Controller.

(17)
Mr. Kalvin was paid a stipend of $50,000 in February 2009 in recognition of his additional duties as Acting Chief Financial Officer, of which $35,000 was accrued in 2008.

(18)
For 2009, includes (i) a payout under the Incentive Plan in the amount of $117,871 and (ii) payout of the cash portion of Cycle 4 of the LTIP in the amount of $26,572. For 2008, represents a payout under the Incentive Plan only.

(19)
Includes (i) Company matching contributions of $8,027 to the 401(k) plan, (ii) premiums for life and disability insurance totaling $1,259 and (iii) perquisites consisting of an automobile allowance and other auto related expense reimbursements.

Stock Options and Stock Appreciation Rights

Grants of Plan Based Awards.    The following table provides information with respect to the Named Executives concerning the plan-based awards granted by the Compensation Committee to the Named Executives for 2008: Executive Incentive Plan awards ("EIP"), Restricted Stock awards ("RSA"), and Non-qualified Stock Option awards ("NQO").

For additional information on the performance objectives and determination of threshold, target and maximum payouts for these awards, see "Compensation Discussion and Analysis" beginning on page 18. For the actual amounts earned under the EIP awards, see the Summary Compensation Table on page 30.

Name / Type of Award	Grant date	Threshold ($)(1)	Target ($)	Maximum ($)(2)	All other stock awards: number of shares stock of units (#)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards
Julia A. Stewart
EIP	—	437,500	875,000	—	—	—	—	—
NQO	2/23/2009	—	—	—	—	150,000	5.55	496,680
John F. Tierney
EIP	—	150,000	300,000	—	—	—	—	—
RSA	2/23/2009	—	—	—	20,000	—	—	111,000
NQO	2/23/2009	—	—	—	—	80,000	5.55	264,896
Michael J. Archer
EIP	—	206,250	412,500	—	—	—	—	—
NQO	2/23/2009	—	—	—	—	150,000	5.55	496,680
Jean M. Birch
EIP	—	163,125	326,250	—	—	—	—	—
RSA	6/22/2009	—	—	—	25,000	—	—	727,500
NQO	6/22/2009	—	—	—	—	75,000	29.10	1,391,618
Richard C. Celio
EIP	—	153,750	307,500	—	—	—	—	—
NQO	2/23/2009	—	—	—	—	27,500	5.55	91,058
Greggory Kalvin
EIP	—	55,080	110,160	—	—	—	—	—
NQO	2/23/2009	—	—	—	—	25,000	5.55	82,780

(1)
50% of target bonus is payable at 85% of budgeted EBITDA.

(2)
The 2009 Incentive Plan does not provide for a limit on the maximum payout.

Outstanding Equity Awards at Fiscal Year-End.    The following table provides summary information regarding the outstanding equity awards for the Named Executives at December 31, 2009.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option Exercise Price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or unites that have not vested ($)(12)	Equity incentive plan awards; Number of unearned shares or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Julia A Stewart	40,000	—		36.10	2/24/2014	33,333	(5)	809,659	—	—
	50,000	—		48.09	3/1/2015	10,000	(6)	242,900	—	—
	56,000	112,000	(1)	40.00	2/26/2018	18,000	(7)	437,220	—	—
	—	150,000	(2)	5.55	2/23/2019	—		—	—	—
John F. Tierney	—	80,000	(2)	5.55	2/23/2019	20,000	(8)	485,800	—	—
Michael J. Archer	—	150,000	(2)	5.55	2/23/2019	60,000	(9)	1,457,400	—	—
Jean M. Birch	—	75,000	(3)	29.10	6/22/2019	25,000	(10)	607,250	—	—
Richard C. Celio	3,333	—		48.09	3/1/2015	5,000	(6)	121,450	—	—
	11,667	23,333	(1)	40.00	2/26/2018	4,000	(7)	97,160	—	—
	5,000	10,000	(4)	46.92	4/2/2018	—		—	—	—
	—	27,500	(2)	5.55	2/23/2019	—		—	—	—
Greggory Kalvin	3,334	6,666	(1)	40.00	2/26/2018	5,000	(11)	121,450	—	—
	—	25,000	(2)	5.55	2/23/2019	5,000	(7)	121,450	—	—

(1)
These unexercisable options became exercisable as to one-third of the shares on February 26, 2009, and will become exercisable as to an additional one-third of the shares on February 26, 2010 and as to the remaining shares on February 26, 2011.

(2)
These unexercisable options will become exercisable as to one-third of the shares on each of February 23, 2010, 2011 and 2012.

(3)
These unexercisable options will become exercisable as to one-third of the shares on each of June 22, 2010, 2011 and 2012.

(4)
These unexercisable options became exercisable as to one-third of the shares on April 2, 2009, and will become exercisable as to an additional one-third of the shares on April 2, 2010 and as to the remaining shares on April 2, 2011.

(5)
These restricted shares vested as to 16,667 shares on March 1, 2009, and will vest as to 16,667 shares on March 1, 2010 and 16,666 shares on March 1, 2011.

(6)
These restricted shares vest in full on February 20, 2010.

(7)
These restricted shares vest in full on February 26, 2011.

(8)
These restricted shares vest in full on February 23, 2012.

(9)
These restricted shares vest in full on May 27, 2010.

(10)
These restricted shares vest in full on June 22, 2012.

(11)
These restricted shares vest in full on July 27, 2010.

(12)
The amounts shown represent the product of the number of shares or units shown in the column immediately to the left and the closing price on December 31, 2009 of Company Common Stock on New York Stock Exchange, which was $24.29.

Option Exercises and Stock Vested.    The following table provides information on stock option exercises and vesting of stock awards by the Named Executives during the fiscal year ending December 31, 2009.

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)		Value realized on vesting ($)(2)
Julia A. Stewart	—	—	29,667	(1)	218,052
			13,500	(1)	292,005
			8,274	(3)	200,976

			51,441		711,033
John F. Tierney	—	—	—		—
Michael J. Archer	—	—	—		—
Jean M. Birch	—	—	—		—
Richard C. Celio	—	—	4,400	(1)	32,340
			3,750	(1)	81,113
			2,206	(3)	53,584

			10,356		167,037
Greggory Kalvin	—	—	1,094	(3)	26,573

(1)
Represents the lapsing of restrictions on and release of Restricted Stock to the Named Executive.

(2)
Represents the product of the number of shares vested and the closing price of the Common Stock on the New York Stock Exchange on the release date.

(3)
Represents the share payment pursuant to the LTIP, as well as the earnings thereon.

Non-qualified Deferred Compensation.    Pursuant to the 2004 Deferred Compensation Plan (the "DCP"), certain highly compensated employees and members of the Board of Directors can elect to defer up to 90% of their salary and up to 100% of annual bonus, commissions, long-term incentive plan distributions and director fees instead of receiving these amounts as payments taxable in the year of receipt. The Company does not make contributions to the DCP.

Under the DCP, participants may designate select investment options approved by the Committee administering the DCP in which the deferred compensation payments are deemed to be invested. With the exception of the Company's stock, these investment options are not publicly traded and are only available through variable insurance products. Participants have no ownership interest in the investment options they select, as the investment options are used principally to measure gains or losses. Investment experience is credited to the participant's accounts daily, net of all investment option related expenses. There is no guaranteed investment return on any deferred payment amounts. Participants may change investment allocation elections as often as daily.

The unfunded, non-qualified plan structure of the DCP is required in order to preserve the beneficial tax deferral treatment for the participants. Amounts in a participant's deferral account represent unsecured claims against the Company's assets.

Deferred amounts together with any credited investment returns are paid out to participants in accordance with their advance written election either in a lump sum or in installments commencing at a specified date during the participant's employment or upon termination of employment.

The following table provides information regarding aggregate contributions made by each of the Named Executives participating in the DCP during the last fiscal year, aggregate interest or other earnings accrued during the last fiscal year, the aggregate dollar amount of withdrawals and the aggregate account balance at year end.

Name	Executive Contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ Distributions ($)	Aggregate Balance at last FYE ($)
Julia A. Stewart	—	—	43,456	—	177,739
John F. Tierney	—	—	—	—	—
Michael J. Archer	—	—	—	—	—
Jean M. Birch	—	—	—	—	—
Richard C. Celio	—	—	—	—	—
Greggory Kalvin	—	—	—	—	—

Potential Payments upon Termination or Change in Control

The information below describes and estimates certain compensation that would become payable under existing plans and arrangements if the Named Executive's employment had terminated or if a change in control had occurred on December 31, 2009, based on the Company's closing stock price on December 31, 2009. These benefits are in addition to benefits available generally to salaried employees.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts included the timing during the year of any such event and the Company's stock price. There can be no assurance that a termination or change in control would produce the same or similar results as those described if occurring on another date or another price, or if any assumption used to prepare this information is not correct in fact. Please see "Employment Agreements and Change in Control Provisions" of the Compensation Discussion and Analysis section of this Proxy Statement for a summary of the potential payments.

The following table presents payments upon not for cause termination or termination for good reason prior to a change in control.

Payments	Stewart	Tierney	Archer	Birch	Celio	Kalvin(1)
Cash Severance	$3,179,167	$700,000	$670,313	$435,000	$581,433	$135,000
Pro-rata Bonus Payment	—	—	—	—	—	117,871
Unvested Stock Options	2,811,000	499,740	937,000	—	171,790	—
Unvested Restricted Stock	1,489,779	—	—	—	121,450	—
Outplacement	—	—	—	—	—	5,000
Welfare Benefit Values	57,685	17,313	20,719	22,078	20,104	—

Aggregate Payments	$7,537,630	$1,217,053	$1,628,032	$457,078	$894,776	$257,871

(1)
Payments upon not for cause termination.

The following table presents payments upon not for cause termination or termination for good reason following a change in control.

Payments	Stewart	Tierney	Archer	Birch	Celio	Kalvin
Cash Severance	$4,768,750	$1,400,000	$1,340,626	$870,000	$1,162,865	$810,000
Pro-rata Bonus Payment	962,500	321,000	441,375	190,530	329,025	—
Unvested Stock Options	2,811,000	1,499,200	2,811,000	—	515,350	468,500
Unvested Restricted Stock	1,489,779	485,800	1,457,400	607,250	218,610	242,900
Outplacement	—	—	—	—	—	5,000
Welfare Benefit Values	86,528	34,627	41,438	44,157	40,207	—

Aggregate Payments	$10,118,556	$3,740,627	$6,091,839	$1,711,937	$2,266,058	$1,526,400

The following table presents payments upon a change in control only, no termination.

Payments	Stewart	Tierney	Archer	Birch	Celio	Kalvin
Unvested Stock Options	$2,811,000	$1,499,200	$2,811,000	$—	$515,350	$468,500
Unvested Restricted Stock	1,489,779	485,800	1,457,400	607,250	218,610	242,900

Aggregate Payments	$4,300,779	$1,985,000	$4,268,400	$607,250	$733,960	$711,400

Director Compensation

The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director who served on our Board of Directors in 2009.

Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)(3)	Options Awards ($)(2)(3)	Total
Howard M. Berk	52,500	55,500	—	108,000
Daniel J. Brestle	28,750	159,000	—	187,750
H. Frederick Christie	60,000	55,500	—	115,000
Richard J. Dahl	75,000	55,500	—	130,500
Frank Edelstein	67,500	55,500	—	123,000
Michael S. Gordon	65,000	55,500	—	120,500
Larry Alan Kay	85,000	55,500	—	140,500
Caroline W. Nahas	57,500	55,500	—	113,000
Gilbert T. Ray	55,000	55,500	—	110,500
Patrick W. Rose	60,000	55,500	—	115,000

(1)
These amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

(2)
No options were granted to non-employee directors in 2009.

(3)
The following table sets forth the numbers of shares and grant date fair values for the restricted stock awards (RSA) reflected in the Director Compensation table above as well as the numbers of stock and option awards outstanding at December 31, 2009. See Note 18 to Consolidated Financial

  Statements in the Company's Annual Reports on Form 10-K regarding assumptions underlying valuation of equity awards.

Names/Type of Award	Grant date	Number of Shares (#)	Grant date fair value ($)	Stock awards outstanding at December 31, 2009 (#)	Option awards outstanding at December 31, 2009 (#)
Howard M. Berk
RSA	February 23, 2009	10,000	55,500	10,000	—
Daniel J. Brestle
RSA	July 9, 2009	5,000	159,000	5,000	—
H. Frederick Christie
NQO	May 17, 2000	5,000	29,276	—	5,000
NQO	May 16, 2001	5,000	46,422	—	5,000
NQO	May 15, 2002	5,000	66,652	—	5,000
NQO	May 21, 2003	5,000	35,898	—	5,000
NQO	March 1, 2005	2,500	29,566	—	2,500
RSA	February 20, 2007	1,500	82,530	1,500	—
RSA	February 26, 2008	2,500	100,000	2,500	—
RSA	February 23, 2009	10,000	55,000	10,000	—

Total				14,000	22,500
Richard J. Dahl
NQO	February 2, 2004	15,000	151,154	—	10,000
NQO	March 1, 2005	2,500	29,566	—	2,500
RSA	February 20, 2007	1,500	82,530	1,500	—
RSA	February 26, 2008	2,500	100,000	2,500	—
RSA	February 23, 2009	10,000	55,500	10,000	—

Total				14,000	12,500
Frank Edelstein
NQO	May 16, 2001	5,000	46,422	—	1,666
NQO	May 15, 2002	5,000	66,652	—	5,000
NQO	May 21, 2003	5,000	35,898	—	5,000
NQO	March 1, 2005	2,500	29,566	—	2,500
RSA	February 20, 2007	1,500	82,530	1,500	—
RSA	February 26, 2008	2,500	100,000	2,500	—
RSA	February 23, 2009	10,000	55,000	10,000	—

Total				14,000	14,166
Michael S. Gordon
NQO	May 17, 2000	5,000	29,276	—	5,000
NQO	May 16, 2001	5,000	46,422	—	5,000
NQO	May 15, 2002	5,000	66,652	—	5,000
NQO	May 21, 2003	5,000	35,898	—	5,000
NQO	March 1, 2005	2,500	29,566	—	2,500
RSA	February 20, 2007	1,500	82,530	1,500	—
RSA	February 26, 2008	2,500	100,000	2,500	—
RSA	February 23, 2009	10,000	55,000	10,000	—

Total				14,000	22,500

Names/Type of Award	Grant date	Number of Shares (#)	Grant date fair value ($)	Stock awards outstanding at December 31, 2009 (#)	Option awards outstanding at December 31, 2009 (#)
Larry Alan Kay
NQO	May 17, 2000	2,500	14,638	—	2,500
NQO	May 16, 2001	2,500	23,211	—	2,500
NQO	May 15, 2002	2,500	33,326	—	2,500
NQO	May 21, 2003	5,000	35,898	—	5,000
NQO	March 1, 2005	2,500	29,566	—	2,500
RSA	February 20, 2007	1,500	82,530	1,500	—
RSA	February 26, 2008	2,500	100,000	2,500	—
RSA	February 23, 2009	10,000	55,000	10,000	—

Total				14,000	15,000
Caroline W. Nahas
NQO	May 16, 2001	5,000	46,422	—	5,000
NQO	May 15, 2002	5,000	66,652	—	5,000
NQO	May 21, 2003	5,000	35,898	—	5,000
NQO	March 1, 2005	2,500	29,566	—	2,500
RSA	February 20, 2007	1,500	82,530	1,500	—
RSA	February 26, 2008	2,500	100,000	2,500	—
RSA	February 23, 2009	10,000	55,000	10,000	—

Total				14,000	17,500
Gilbert T. Ray
NQO	March 1, 2005	2,500	29,575	—	2,000
RSA	February 20, 2007	1,500	82,530	1,500	—
RSA	February 26, 2008	2,500	100,000	2,500	—
RSA	February 23, 2009	10,000	55,500	10,000	—

Total				14,000	2,000
Patrick W. Rose
NQO	May 17, 2000	5,000	29,276	—	5,000
NQO	May 16, 2001	5,000	46,422	—	5,000
NQO	May 15, 2002	5,000	66,652	—	5,000
NQO	May 21, 2003	5,000	35,898	—	5,000
NQO	March 1, 2005	2,500	29,566	—	2,500
RSA	February 20, 2007	1,500	82,530	1,500	—
RSA	February 26, 2008	2,500	100,000	2,500	—
RSA	February 23, 2009	10,000	55,500	10,000	—

Total				14,000	22,500

Securities Authorized for Issuance under Equity Compensation Plans

The Company has two equity compensation plans pursuant to which options or rights may be granted: the DineEquity, Inc. 2001 Stock Incentive Plan and the DineEquity, Inc. 2005 Stock Incentive Plan for Non-Employee Directors. Each of the plans was approved by the Company's shareholders. The following table sets forth certain information regarding these plans as of December 31, 2009.

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity Compensation Plans approved by security holders	1,659,100	$21.30	1,248,046
Equity Compensation Plans not approved by security holders	—	—	—

Total	1,659,100	$21.30	1,248,046

Compensation Committee Interlocks and Insider Participation

As of December 31, 2009, the members of the Compensation Committee of the Board of Directors were Frank Edelstein (Chairman), Daniel J. Brestle, Caroline W. Nahas and Patrick W. Rose. None of the Company's executive officers or directors served on the board of directors of any entities whose directors or officers served on the Compensation Committee of the Board of Directors. No current or past executive officers of the Company serve on the Compensation Committee.

Report of the Audit and Finance Committee

The Audit and Finance Committee (for purposes of this report, the "Committee") is comprised of three non-employee directors, Richard J. Dahl (Chairman), Michael S. Gordon, and Larry Alan Kay. The Committee operates under a written charter.

Reflecting the fact that the Committee had been serving for some time as the ad hoc Finance Committee of the Board of Directors, on February 23, 2009 the name of the Committee was changed to the Audit and Finance Committee. In its new role the Committee assumed certain responsibilities including reviewing and providing guidance to the Board and management about dividend policy; sales, issuance or repurchases of Company Stock; policies and guidelines on investment of cash; policies and guidelines on short and long-term financing; debt/equity ratios, fixed charge ratios, working capital, other debt covenant ratios; and other transactions or financial issues that management desires to have reviewed by the Committee from time to time. At that time, the Committee adopted and the Board ratified the adoption of an amended Committee Charter reflecting the addition of finance committee responsibilities. A copy of the amended charter can be found in the Corporate Governance section of the Company's website, http://www.dineequity.com, and is available in print to shareholders upon written request to Corporate Secretary, DineEquity, Inc., 450 N. Brand Boulevard, Glendale, CA 91203.

The Board of Directors has determined that:

  •
  each Committee member is "independent" under the corporate governance listing standards of the NYSE and is "financially literate," as defined by the NYSE;

  •
  the Committee satisfies the "financial management expertise" standard, as required by the NYSE; and

  •
  Mr. Dahl is an "audit committee financial expert," as defined by the SEC.

Management has the primary responsibility for the preparation of financial statements and the financial reporting process, including the system of internal controls over financial reporting. The Company's independent registered public accounting firm for the fiscal year ending December 31, 2009, Ernst &

Young LLP ("EY"), was responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Committee is responsible for assisting the Board in monitoring:

  •
  the integrity of the Company's financial statements;

  •
  the Company's compliance with legal and regulatory requirements;

  •
  the Company's independent auditors' qualifications and independence; and

  •
  the performance of the Company's independent auditors and the Company's internal audit function.

It is the Committee's policy to review and approve in advance all proposed audit and non-audit services to be provided by the independent accountants.

During 2009, the Committee met 12 times and held separate discussions with management, the Company's internal auditors and EY. The Committee reviewed and discussed the Company's interim financial information contained in each quarterly earnings announcement with the Company's Chief Financial Officer, General Counsel, Controller and EY prior to public release. The Committee reviewed the Company's quarterly financial statements with management and EY.

Management has represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee reviewed and discussed with management and EY the Company's fiscal year ending December 31, 2009 annual consolidated financial statements. The Committee has also discussed the following with EY:

  •
  the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), which include, among other items, matters related to the conduct of the audit of the Company's annual consolidated financial statements;

  •
  the critical accounting policies and practices used in the preparation of the Company's annual consolidated financial statements, alternative treatments of financial information within generally accepted accounting principles that EY discussed with management, the ramifications of using such alternative treatments, and the treatment preferred by EY; and

  •
  other written communications between EY and management.

In addition, the Committee has received and reviewed the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding EY's communications concerning independence, and has discussed with EY the firm's independence from the Company and management, including all relationships between EY and the Company.

The Committee has considered whether the provision of non-audit services by EY in the fiscal year ending December 31, 2009 is compatible with maintaining the auditors' independence and determined that the provision of non-audit services by EY is not incompatible with maintaining the auditors' independence. The Committee discussed with the Company's internal auditors, EY and management the overall scope and plans for their respective audits. The Committee met with the internal auditors and EY, with and without management present, to discuss the results of their respective audits, the evaluations of the Company's internal controls over financial reporting, and the overall quality of the Company's financial reporting. The Committee also discussed with EY whether there were any audit problems or difficulties, and management's response. In addition, the Committee monitored the Company's compliance activities relating to the Sarbanes Act.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 2009, for filing with the SEC.

The Committee also has recommended, subject to shareholder ratification, the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010.

THIS REPORT IS SUBMITTED BY THE AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

Richard J. Dahl (Chairman)
Michael S. Gordon
Larry Alan Kay

 Independent Auditor Fees

The following table sets forth information concerning the fees billed to the Company by Ernst & Young LLP for the fiscal years ending December 31, 2008 and December 31, 2009.

Independent Auditor Fees
For Fiscal Years Ended December 31, 2008 and December 31, 2009

Type of Fee	2008	2009
Audit Fees	$1,820,000	$1,661,500
Audit-Related Fees	80,000	342,800
Tax Fees	440,000	317,300
All Other Fees	—	—

Total Fees	$2,340,000	$2,321,600

Audit Fees comprise fees for professional services necessary to perform an audit or review in accordance with the standards of the Public Company Accounting Oversight Board, including services rendered for the audit of the Company's annual financial statements (including services incurred in rendering an opinion under Section 404 of the Sarbanes Act of 2002) and review of quarterly financial statements. Audit fees also include fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as comfort letters, statutory audits, attest services, consents, and review of documents filed with the SEC.

Audit-Related Fees comprise fees for services that are reasonably related to the performance of the audit or review of the Company's financial statements, including the support of business acquisition and divestiture activities, independent assessment of controls related to outsourcing services, and review of retirement and other benefit-related programs.

Tax Fees comprise fees for tax compliance, tax planning, and tax advice, including the provision of such services in connection with business acquisition and divestiture activities.

All Other Fees consists of fees relating to audit and other non-tax services associated with the Company's refinancing of certain debt.

Consistent with its policy, the Audit and Finance Committee reviewed and approved in advance the independent auditor's annual engagement letter, including the proposed fees contained therein, as well as all audit and permitted non-audit engagements and relationships between the Company and its independent auditors, and approved in advance all of the fees related thereto.

Proposal 2. Ratification of Selection of Independent Public Accountants

Ernst & Young LLP served as the Company's independent public accountants for the fiscal year ending December 31, 2009 and the Audit and Finance Committee has unanimously selected Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. Unless otherwise indicated thereon, the persons named in the Proxy will vote all proxies in favor of ratifying the selection of Ernst & Young LLP as the Company's independent public accountants. If shareholders do not ratify the appointment of Ernst & Young LLP, the selection of independent public accountants will be reconsidered by the Audit and Finance Committee.

THE AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

 Proposals of Shareholders

No proposals of shareholders were received by the Company to be presented at the 2010 Annual Meeting. The Board of Directors will make provision for presentation of proposals of shareholders at the 2011 Annual Meeting provided such proposals are submitted by eligible shareholders who have complied with the Bylaws of the Company and the relevant regulations of the Securities and Exchange Commission. In order for any such proposals to be included in the proxy materials for consideration at the 2011 Annual Meeting, the proposal should be mailed to Corporate Secretary, DineEquity, Inc., 450 N. Brand Boulevard, Glendale, California 91203, and must be received no later than December 17, 2010.

Shareholders who intend to present a proposal at the 2011 Annual Meeting without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no earlier than February 17, 2010 and no later than March 19, 2010. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Other Business

The management of the Company is not aware of any other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of Proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

By Order of the Board of Directors,

Rebecca R. Tilden
Secretary

April 12, 2010
Glendale, California

Annex A

Hay Group Chain Restaurant Compensation

Association Participant Report

• AFC Enterprises	• Duke and King Acquisition	• NPC International
• Benihana	• Dunkin' Brands	• O'Charley's
• Bob Evans Farms	• Eat'n Park Hospitality Group	• P.F. Chang's China Bistro
• Boddie-Noell Enterprises	• Einstein Noah Restaurant Group	• Panda Restaurant Group
• BoJangles' Restaurants	• El Pollo Loco	• Panera Bread Company
• Boston Market	• Famous Dave's of America	• Papa Gino's
• Briad Group, The	• Fired Up	• Papa John's International
• Brinker International	• Friendly Ice Cream	• Patina Restaurant Group
• BUCA	• Frisch's Restaurants	• Perkins Restaurant & Bakery
• Buffalo Wild Wings	• Golden Corral	• Potbelly Sandwich Works
• Buffet Partners	• Hard Rock Cafe	• Raising Cane's Restaurants
• Buffets	• Hooters of America	• Real Mex Restaurants
• Burger King	• Illitch Holdings	• Red Robin Gourmet Burgers
• Caribou Coffee Company	• In-N-Out Burger	• Restaurants Unlimited
• Carlson Restaurants Worldwide	• International Dairy Queen	• Rock Bottom Restaurants
• CBC Restaurant Corp	• International Meal Company Holdings	• Rubio's Restaurants
• CBRL Group	• International Coffee and Tea	• Ruby Tuesday
• CEC Entertainment	• Jack in the Box	• Ruth's Chris Steak House
• Checkers Drive-In Restaurants	• Jacmar Companies, The	• Sonic Restaurants
• Cheesecake Factory, The	• Jamba	• Specialty's Cafe
• Chipotle Mexican Grill	• Joe's Crab Shack Holdings	• Starbucks
• CKE Restaurants	• Krispy Kreme Doughnuts	• Taco John's International
• Claim Jumper Restaurants	• Krystal Company, The	• Texas Roadhouse
• Cosi	• LaRosa's	• Thomas & King
• Darden Restaurants	• Legal Sea Foods	• Universal Parks & Resorts
• Dave & Buster's	• Logan's Roadhouse	• Uno Restaurant Holding
• Denny's	• Mazzio's Corporation	• Walt Disney
• DineEquity, Inc.	• McDonald's	• Wendy's/Arby's Group
• Domino's Pizza	• Morton's Restaurant Group	• Whataburger
• Donatos Pizzeria

Annex A-1

 Hewitt Total Compensation Measurement Survey

• ACCO Brands Corporation	• Fleetwood Enterprises, Inc.	• Oceaneering International
• Acxiom Corporation	• FTI Consulting, Inc.	• Olin Corporation
• Administaff, Inc.	• GATX Corporation	• Orbital Sciences Corp.
• Alberto-Culver Company	• Global Industries, LTD.	• Otter Tail Corporation
• American Commercial Lines	• Global Payments Inc.	• PC Connection, Inc.
• Ameristar Casinos Inc	• Goodman Manufacturing Co., L.P.	• Pella Corporation
• Andersen Corporation	• GrafTech International Ltd.	• Pinnacle Entertainment
• Ash Grove Cement Company	• H&E Equipment Services, Inc.	• Polaris Industries Inc.
• Baldor Electric Company	• H. B. Fuller Company	• Portland General Electric Company
• Black Hills Corporation	• Hain Celestial Group, Inc.	• Rayonier Inc.
• Boyd Gaming Corporation	• Harte Hanks, Inc.	• Revlon, Inc
• Brady Corporation	• Haworth, Inc.	• Sanderson Farms
• Career Education Corporation	• Hayes Lemmerz International, Inc.	• Sensient Technologies Corporation
• Chipotle Mexican Grill	• HDR, Inc.	• Solo Cup
• Clean Harbors, Inc.	• Herman Miller, Inc.	• TeleTech Holdings, Inc.
• Cleco Corporation	• Idex Corporation	• The Dun & Bradstreet Corporation
• Coca-Cola Bottling Co. Consolidated	• International Specialty Products	• The Timberland Company
• Covance	• Isle of Capri Casinos	• Tidewater Inc.
• Covanta Energy Corporation	• JBT Corporation	• Total System Services (TSYS)
• Crown Castle International Corp	• JEA	• Toys R Us
• Curtiss-Wright Corporation	• Kaman Corporation	• Triumph Group
• Deluxe Corporation	• Kinetic Concepts, Inc.	• Uline, Inc.
• DeVry, Inc.	• King Pharmaceuticals, Inc	• UST Inc.
• DSW Inc.	• L.L. Bean Incorporated	• Valmont Industries, Inc.
• Eddie Bauer, Inc	• McClatchy Company	• Viad Corp
• Edwards Lifesciences LLC	• Meredith	• Walter Energy, Inc.
• El Paso Electric Company	• Merrill Corporation	• Waste Connections, Inc.
• Enpro Industries, Inc.	• ModusLink	• Waters Corporation
• Equifax Inc.	• Moog, Inc.	• Watson Wyatt Worldwide
• Esterline Technologies Corporation	• Mueller Water Products	• Watts Water Technologies Inc.
• First Solar	• Nordson Corporation	• Woodward Governor Company

Annex A-2

72752 FOLD AND DETACH HERE YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day. OR If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.com/din Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. DineEquity, Inc. Mark Here for Address Change or Comments SEE REVERSE Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Please mark your votes as indicated in this example X FOR ALL Nominees: WITHHOLD FOR ALL *EXCEPTIONS FOR AGAINST ABSTAIN 1. ELECTION OF DIRECTORS 01 Howard M. Berk 02 Daniel J. Brestle 03 Caroline W. Nahas 04 Gilbert T. Ray (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions ___________________________________________________________________________ 2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY. 3. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof. Will Attend Meeting YES

72752 You can now access your DineEquity, Inc. account online. Access your DineEquity, Inc. account online via Investor ServiceDirect® (ISD). BNY Mellon Shareowner Services, the transfer agent for DineEquity, Inc., now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect ® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2009 Annual Report to Shareholders are available at: http://bnymellon.mobular.net/bnymellon/din DineEquity, Inc. 450 North Brand Boulevard • Glendale, California 91203 This Proxy is Solicited on Behalf of the Board of Directors. The undersigned hereby appoints Richard J. Dahl and Julia A. Stewart as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of DineEquity, Inc. held of record by the undersigned at the close of business on April 6, 2010, at the Annual Meeting of Shareholders to be held on May 18, 2010, or any adjournment thereof. This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the nominees listed on the reverse and FOR Proposal 2. If you are a participant in the DineEquity, Inc. 401(k) Plan (the “Plan”) and some or all of your account under the Plan is invested in shares of DineEquity, Inc. stock, this card also serves as your voting instruction to direct Fidelity Management Trust Company as trustee of the Plan with respect to such shares. If you do not sign and return this card, the shares credited to your account under the Plan will not be voted. Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. FOLD AND DETACH HERE (Continued and to be marked, dated and signed, on the other side)